HOME PROPERTIES OF NEW YORK, L.P.


                          SECOND AMENDED AND RESTATED
                              AGREEMENT OF LIMITED
                                  PARTNERSHIP




            THE UNITS (AS DEFINED HEREIN) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE. THE UNITS ARE BEING OFFERED AND SOLD UNDER THE EXEMPTION PROVIDED BY SECTION 4(2) OF THE SECURITIES ACT AND PURSUANT TO RULE 506 OF REGULATION D OF THE SECURITIES AND EXCHANGE COMMISSION.

            A PURCHASER OF THE UNITS MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME BECAUSE THE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR UNDER THE SECURITIES LAWS OF ANY STATE AND, THEREFORE, CANNOT BE SOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED
OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.  THERE IS NO OBLIGATION OF
THE PARTNERSHIP TO REGISTER THE UNITS UNDER THE SECURITIES ACT OR UNDER THE SECURITIES LAWS OF ANY STATE.

            THIS LIMITED PARTNERSHIP AGREEMENT PROVIDES FOR FURTHER RESTRICTIONS ON THE TRANSFER OF THE UNITS.
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                         TABLE OF CONTENTS

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ARTICLE I       DEFINITIONS. . .. . . . . . . . . . . . . . . .   1
     Section 1.01  Act . . . . .. . . . . . . . . . . . . . . .   1
     Section 1.02  Additional Limited Partner.
     Section 1.03  Additional Partnerships . . .. . . . . . . .   1
     Section 1.04  Adjusted Capital Account Deficit . . . . . .   1
     Section 1.05  Assignee. . . . . . . . . . . .  . . . . . .   2
     Section 1.06  Affiliated Person . . . . . . .  . . . . . .   2
     Section 1.07  Assignment of Limited Partnership
                Interest . . . . . . . . . . . . .  . . . . . .   2
     Section 1.08  Assignment of Home Leasing Assets  . . . . .   2
     Section 1.09  Available Cash. . . . . . . . . .  . . . . .   2
     Section 1.10  Business Day. . . . . . . . . . .  . . . . .   3
     Section 1.11  Capital Account . . . . . . . . .  . . . . .   3
     Section 1.12  Capital Contribution. . . . . . .  . . . . .   4
     Section 1.13  Cash Amount . . . . . . . . . . .  . . . . .   4
     Section 1.14  Certificate . . . . . . . . . . .  . . . . .   4
     Section 1.15  Closing Date. . . . . . . . . . .  . . . . .   4
     Section 1.16  Code. . . . . . . . . . . . . . .  . . . . .   4
     Section 1.17  Conifer . . . . . . . . . . . . .  . . . . .   4
     Section 1.18  Contributed Interests . . . . . .  . . . . .   4
     Section 1.19  Contribution Agreements . . . . .  . . . . .   4
     Section 1.20  Conversion Factor . . . . . . . .  . . . . .   5
     Section 1.21  Distribution . . . . . . . .. . .  . . . . .   5
     Section 1.22  Equivalent HP Share . . . . . . .  . . . . .   5
     Section 1.23  Existing Partnerships . . . . . . . . . . .    5
     Section 1.24  Fiscal Year . . . . . . . . . . . . . . . .    5
     Section 1.25  General Partner . . . . . . . . . . . . . .    5
     Section 1.26  General Partner Interest. . . . . . . . . .    5
     Section 1.27  Home Leasing Assets . . . . . . . . . . . .    5
     Section 1.28  Home Leasing Corporation. . . . . . . . . .    6
     Section 1.29  Home Properties . . . . . . . . . . . . . .    6
     Section 1.30  HP Management . . . . . . . . . . . . . . .    6
     Section 1.31  HP Securities . . . . . . . . . . . . . . .    6
     Section 1.32  HP Share. . . . . . . . . . . . . . . . . .    6
     Section 1.33  HP Shares Amount. . . . . . . . . . . . . .    6
     Section 1.34  Immediate Family. . . . . . . . . . . . . .    6
     Section 1.35  Income Or Loss. . . . . . . . . . . . . . . .  6
     Section 1.36  Indemnified Persons . . . . . . . . . . . ..   7
     Section 1.37  Limited Partner . . . . . . . . . . . . . ..   7
     Section 1.38  Limited Partners. . . . . . . . . . . . . ..   7
     Section 1.39  Limited Partnership Interest. . . . . . . ..   7
     Section 1.40  Liquidator. . . . . . . . . . . . . . . . ..   7
                                   -i-
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     Section 1.41  Majority of Limited Partners. . . . . . . ..   7
     Section 1.42  Management Agreements . . . . . . . . . . ..   7
     Section 1.43  Market Value. . . . . . . . . . . . . . . ..   7
     Section 1.44  Merged Partnerships . . . . . . . . . . . ..   8
     Section 1.45  Mergers . . . . . . . . . . . . . . . . . ..   8
     Section 1.46  New HP Securities . . . . . . . . . . . . ..   8
     Section 1.47  Nonrecourse Deductions. . . . . . . . . . ..   8
     Section 1.48  Nonrecourse Liability . . . . . . . . . . ..   8
     Section 1.49  Notice of Sale. . . . . . . . . . . . . . ..   9
     Section 1.50  Original Limited Partners . . . . . . . . ..   9
     Section 1.51  Original Agreement. . . . . . . . . . . . ..   9
     Section 1.52  Partner . . . . . . . . . . . . . . . . . ..   9
     Section 1.53  Partner Minimum Gain. . . . . . . . . . . ..   9
     Section 1.54  Partner Nonrecourse Debt. . . . . . . . . ..   9
     Section 1.55  Partner Nonrecourse Deductions. . . . . . ..   9
     Section 1.56  Partners. . . . . . . . . . . . . . . . . ..   9
     Section 1.57  Partnership . . . . . . . . . . . . . . . ..   9
     Section 1.58  Partnership Agreement or Agreement. . . . ..   9
     Section 1.59  Partnership Interest. . . . . . . . . . . ..   9
     Section 1.60  Partnership Minimum Gain. . . . . . . . . ..  10
     Section 1.61  Percentage Interest . . . . . . . . . . . ..  10
     Section 1.62  Person. . . . . . . . . . . . . . . . . . ..  10
     Section 1.63  Purchase Right. . . . . . . . . . . . . . ..  10
     Section 1.64  QRS . . . . . . . . . . . . . . . . . . . ..  10
     Section 1.65  Record Date . . . . . . . . . . . . . . . ..  10
     Section 1.66  Regulations . . . . . . . . . . . . . . . ..  10
     Section 1.67  Regulatory Allocations. . . . . . . . . . ..  10
     Section 1.68  REIT. . . . . . . . . . . . . . . . . . . ..  11
     Section 1.69  Reserves. . . . . . . . . . . . . . . . . ..  11
     Section 1.70  Selling Partner . . . . . . . . . . . . . ..  11
     Section 1.71  Specified Purchase Date . . . . . . . . . ..  11
     Section 1.72  Substitute Limited Partner. . . . . . . . ..  11
     Section 1.70  Unit. . . . . . . . . . . . . . . . . . . ..  11

ARTICLE II      ORGANIZATION AND CONTINUATION. . . . . . . . ..  11
     Section 2.01  Formation and Continuation. . . . . . . . ..  11
     Section 2.02  Name. . . . . . . . . . . . . . . . . . . ..  11
     Section 2.03  Purpose . . . . . . . . . . . . . . . . . ..  11
     Section 2.04  Principal Office. . . . . . . . . . . . . ..  12
     Section 2.05  Term. . . . . . . . . . . . . . . . . . . ..  12

ARTICLE III     CAPITAL CONTRIBUTIONS. . . . . . . . . .  . . .  12
     Section 3.01  Initial Capitalization. . . . . . . .  . . .  12
     Section 3.02  Issuance of Additional Units. . . . .  . . .  13
     Section 3.03  Issuance of Other Partnership
                Interests. . . . . . . . . . . .. . . . . . . .  13
     Section 3.04  Issuance of Securities by General
                Partner. . . . . . . . . . . . .. . . . . . . .  14
     Section 3.05  Admission of Additional Limited
                Partners . . . . . . . . . . . .. . . . . . . .  15
     Section 3.06  Return of Capital Contributio. . . . . . . .  15
     Section 3.07  No Preemptive Rights. . . . .. . . . . . . .  15

ARTICLE IV      ALLOCATIONS AND DISTRIBUTIONS. . . .  . . . . .  15
     Section 4.01  Allocations Of Income Or Loss . .  . . . . .  15
     Section 4.02  Special Allocations . . . . . . .  . . . . .  15
     Section 4.03  Curative Allocations. . . . . . .  . . . . .  17
     Section 4.04  Other Allocation Rules. . . . . .  . . . . .  17
     Section 4.05  Distributions . . . . . . . . . .  . . . . .  18

ARTICLE V       MANAGEMENT OF PARTNERSHIP BUSINESS . . . . .. .  20
     Section 5.01  Powers of General Partner . . . . . . . .. .  20
     Section 5.02  Duties of General Partner . . . . . . . .. .  22
     Section 5.03  Partnership Tax Matters . . . . . . . . .. .  23
     Section 5.04  Indemnification . . . . . . . . . . . . .. .  23
     Section 5.05  Liabilities of General Partner. . . . . .  .  24
     Section 5.06  Title to Partnership Assets . . . . . . .  .  25
     Section 5.07  Authority of General Partner. . . . . . .  .  25
     Section 5.08  Contracts with Affiliated Persons . . . .  .  26
     Section 5.09  Reimbursement of the General Partner. . .  .  26
     Section 5.10  Resignation, Withdrawal and Removal of
                   General Partner. . . . .   . . . . . . . . .  27
     Section 5.11  Outside Activities of the General
                Partner. . . . . . . . . . .  . . . . . . . . .  28

ARTICLE VI      THE LIMITED PARTNERS . . . . . . .. . . . . . .  29
     Section 6.01  Liability of Limited Partners .. . . . . . .  29
     Section 6.02  Management of Business. . . . .. . . . . . .  29
     Section 6.03  Outside Activities of Limited Partners. .. .  29
     Section 6.04 Rights of Limited Partners Relating
                to the Partnership . . . . . . . . . .. . . . .  30
     Section 6.05  Transfer of Partnership Interests .. . . . .  31
     Section 6.06  Substitute Limited Partners . . . .. . . . .  32
     Section 6.07  Meetings of Partners and Consent. .. . . . .  32
     Section 6.08  Purchase Right. . . . . . . . . . .. . . . .  34
     Section 6.09  Withdrawal. . . . . . . . . . . . .. . . . .  35

ARTICLE VII     DISSOLUTION. . . . . . . . . . . . . . .. . . .  35
     Section 7.01  Dissolution . . . . . . . . . . . . .. . . .  35
     Section 7.02  Liquidation . . . . . . . . . . . . .  . . .  36
     Section 7.03  Final Statement . . . . . . . . . . .  . . .  37

ARTICLE VIII    BOOKS AND ACCOUNTS . . . . . . . . . . . .  . .  38
     Section 8.01  Books . . . . . . . . . . . . . . . . .  . .  38
     Section 8.02  Reports . . . . . . . . . . . . . . . .  . .  38
     Section 8.03  Bank Accounts . . . . . . . . . . . . .  . .  38

ARTICLE IX      GENERAL. . . . . . . . . . . . . . . . . .  . .  39
     Section 9.01  Notices . . . . . . . . . . . . . . . .  . .  39
     Section 9.02  Captions. . . . . . . . . . . . . . . .  . .  39
     Section 9.03  Pronouns and Plurals. . . . . . . . . .  . .  40
     Section 9.04  Entire Agreement. . . . . . . . . . . .    .  40
     Section 9.05  Further Action. . . . . . . . . . . . . .  .  40
     Section 9.06  Binding Effect. . . . . . . . . . . . . .  .  40
     Section 9.07  Creditors . . . . . . . . . . . . . . . .  .  40
     Section 9.08  Validity. . . . . . . . . . . . . . . . .  .  40
     Section 9.09  Governing Law . . . . . . . . . . . . . .  .  40
     Section 9.10  Amendment . . . . . . . . . . . . . . . .  .  40
     Section 9.11  Power of Attorney . . . . . . . . . . . .  .  42
ARTICLE X       CLASS A LIMITED PARTNERSHIP INTERESTS.    . . .  43
     Section 10.01  Name . . . . . . . . . . . . . . . .  . . .  43
     Section 10.02  Capital Contribution . . . . . . . .  . . .  43
     Section 10.03  Status of Holders. . . . . . . . . .  . . .  43
     Section 10.04  Preferred Return . . . . . . . . . .  . . .  44
     Section 10.05  Transfer Rights. . . . . . . . . . .  . . .  46
     Section 10.06  Conversion Rights. . . . . . . . . .  . . .  46
     Section 10.07  Voting Rights. . . . . . . . . . . .  . . .  53
     Section 10.08  Calculation of Percentage Interest .  . . .  59
     Section 10.09  Liquidation. . . . . . . . . . . . .  . . .  59
     Section 10.10  Redemption of the Class A Limited
                    Partnership Interest . . . . . . . . . .. .  60
     Section 10.11  Notices. . . . . . . . . . . . . . . . .. .  60

EXHIBIT A       NOTICE OF SALE
EXHIBIT B       ASSIGNMENT OF CLASS A INTEREST
EXHIBIT C       CLASS A LIMITED PARTNERSHIP
SCHEDULE A      PARTNERS, UNITS AND PERCENTAGE INTEREST
SCHEDULE B      DEFICIT RESTORATION SCHEDULE

                       HOME PROPERTIES OF NEW YORK, L.P.
                          SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP


               This Second Amended and Restated Agreement of Limited Partnership is entered into as of this 23rd day of September, 1997, by and among Home Properties of New York, Inc., a Maryland corporation, as the general partner, and each of the persons whose names are set forth on Schedule A hereto, as the limited partners.

               Home Properties of New York, L.P. was formed as a limited partnership under the laws of the State of New York pursuant to an Agreement of Limited Partnership dated as of December 17, 1993 by and between the General Partner and the Original Limited Partners and a Certificate of Limited Partnership dated December 17, 1993 and filed with the Secretary of State of the State of New York on December 20, 1993. An Amended and Restated Agreement of Limited Partnership was entered into on August 4, 1994 to reflect the reorganization of the Partnership in connection with the initial public offering of the General Partner's Common Stock. The General Partner has entered into twelve amendments to the Amended and Restated Agreement of Limited Partnership, all of which are reflected in this Second Amendment Restated Agreement of Limited
Partnership as well as additional amendments to:   (a) convert all but 1%
of the interest of Home Properties of New York, Inc. (the "General Partner") into a limited partnership interest and to transfer that limited partnership interest to a newly formed entity in which the General Partner is the sole beneficial owner and which is treated for federal income tax purposes as a "qualified REIT subsidiary" ("QRS"), (b) admit the General Partner's QRS as a limited partner of the Partnership, (c) amend the definition of "Specified Purchase Date" and related provisions to provide that the Market Value used in calculating the amount to be received by a Limited Partner exercising his Purchase Right under the Partnership Agreement will be based on the ten consecutive trading days prior to the date on which the Limited Partner gives Notice of Sale relating to his intention to exercise the Purchase Right and to provide that the purchase will occur within five business days after the Limited Partner's notice,
(d) add a provision for special allocation of tax losses to certain limited partners who voluntarily agree to make a cash contribution, upon the liquidation of the Partnership, of an amount equal to the amount of any deficit in their capital account or their agreed percentage of certain Partnership recourse liabilities, whichever would result in the smaller contribution, and to amend the provisions governing allocation of nonrecourse liabilities to provide that the General Partner may allocate excess nonrecourse liabilities among the Partners in any manner permitted under the regulations and rulings of the Internal Revenue Service, (e) make other amendments to conform the Partnership Agreement to the foregoing,
(f) reflect the issuance of Units to former partners and holders of interests in properties in connection with the merger of the Partnership with P-K Partnership, Glenvwk Partnership, Exmark Partnership, [Curren Partnership], Valspring Partnership and Chesterfield Partnership, each a Pennsylvania limited partnership, and New Orleans East Limited Partnership, a New Jersey limited partnership or, in the event that New Orleans East Limited Partnership is dissolved prior to the merger and its assets distributed to its partners, the merger of the Partnership with Norpark Partnership, a Pennsylvania limited partnership, which is the limited partner of New Orleans East Limited Partnership, and the acquisition of Patricia Court Apartments and Karen Court Apartments

                                    -2-
(in part through the merger with P-K Partnership and in part directly from the other partner) and two additional properties known as Marshall House and Landon Court, and (g) restate the Partnership Agreement, as so amended, as the Second Amended and Restated Agreement of Limited Partnership.

               In consideration of the mutual covenants set forth below, the Partners agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

               As used in this Second Amended and Restated Agreement of Limited Partnership, including the preamble hereof, the following terms shall have the meanings indicated:

               Section 1.01 Act. Article 8-A of the New York Partnership Law, known as the New York Revised Limited Partnership Act, as such Act may be amended from time to time, and any successor thereto.

               Section 1.02 Additional Limited Partner. A Person admitted to the Partnership as a Limited Partner pursuant to Section 3.05 hereof.

               Section 1.03 Additional Partnerships. Those limited or general partnership interests in which are acquired by the Partnership from time to time by contribution, merger or otherwise.

               Section 1.04 Adjusted Capital Account Deficit. The deficit balance, if any, in a Partner's Capital Account as of the end of any Fiscal Year after such Capital Account has been: (a) increased by any amounts which such Partner (i) is obligated to restore pursuant to the terms of this Agreement; (ii) is otherwise treated as being obligated to restore under Section 1.704-1(b)(2)(ii)(c) of the Regulations; or (iii) is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and
(b) decreased by the items described in Sections 1.704-1(b)(2)(ii)(d)(4),
(5) and (6) of the Regulations. The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of
Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

               Section 1.05 Assignee. A Person to whom a Limited Partnership Interest is transferred, but who has not become a Substitute Limited
Partner pursuant to Section 6.06 hereof.

               Section 1.06 Affiliated Person. Any Person who is the General Partner or that controls, or is controlled by or is under common control with, the General Partner and

                                -3-
any officer, director, general partner or trustee of any such Person. For purposes of this definition, "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and, for purposes hereof, the ownership of ten percent or more of the outstanding voting interests of a Person shall be deemed to be "control".

               Section 1.07 Assignment of Limited Partnership Interest. A duly completed and executed assignment of limited partnership interest, in a form reasonably acceptable to the General Partner.

               Section 1.08 Assignment of Home Leasing Assets. The Assignment, dated August 4, 1994, pursuant to which Home Leasing Corporation transferred the Home Leasing Assets to the Partnership.

               Section 1.09 Available Cash. Available cash means, with respect to any period for which such calculation is being made,

               (a) the sum of:

                    (i) the Partnership's Income or Loss (as the case may be) for such period (without regard to adjustments resulting from allocations described in Sections 4.02, 4.03 and 4.04 hereof);

                    (ii) depreciation and all other noncash charges deducted in determining Income or Loss for such period;

                    (iii) the amount of any reduction in the Reserves (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary); and

                    (iv) all other cash received by the Partnership for such
               period that was not included in determining Income or Loss for such period,

               less (b) the sum of:

                    (i) all principal payments on debt made by the Partnership during such period;

                    (ii) capital expenditures made by the Partnership during
               such period;

                    (iii) investments made by the Partnership during such period in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (b)
               (i) or (b) (ii);

                    (iv) all other expenditures and payments not deducted in
               determining Income or Loss for such period;

                    (v) any amount included in determining Income or Loss for such period that was not received by the Partnership during such period;

                    (vi) the amount of any increase in Reserves during such
               period which the General Partner determines to be necessary or appropriate in its sole discretion; and

                    (vii) the amount of any working capital accounts and other cash or similar balances which the General Partner determines to be necessary or appropriate, in its sole discretion.

               Section 1.10 Business Day. Any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

               Section 1.11 Capital Account. The Capital Account of each Partner shall be the amount of cash or the fair market value of any property contributed by such Partner to the Partnership pursuant to
Article III hereof:

               (a) increased by: (i) the amount of any other cash and the fair market value (as determined by the Contributing Partner and the
Partnership) of any other property contributed by the Partner to the Partnership; (ii) the amount of Income allocated to the Partner and any items in the nature of income or gain which are specially allocated to the Partner pursuant to Sections 4.02, 4.03 and 4.04 (except as provided in the last sentence of paragraph (b) of Section 4.04); and (iii) the amount of any Partnership liabilities assumed by the Partner, including, without limitation, the amount of such Partner's deficit restoration obligation set forth on Schedule B to this Partnership Agreement, if any, or which are secured by any Partnership property distributed to such Partner; and

               (b) decreased by: (i) the amount of cash and the fair market value (as determined by the General Partner in its sole discretion) of any Partnership property distributed to the Partner as a Distribution; (ii) the amount of Losses allocated to the Partner and any items in the nature of expenses or losses that are specially allocated pursuant to Sections 4.02,
4.03 and 4.04 (except as provided in the last sentence of paragraph (b) of
Section 4.04); and (iii) the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

Capital Accounts shall be maintained and adjusted in accordance with the provisions of Section 1.704-1(b)(2)(iv) of the Regulations. In the event that any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital
Account of the transferor to the extent it relates to the transferred interest. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations.

               Section 1.12 Capital Contribution. The cash, cash equivalent or other property contributed to the Partnership by a Partner in accordance with Article III hereof.

               Section 1.13 Cash Amount. An amount of cash equal to the Market Value of the HP Shares Amount on the date the General Partner receives the Notice of Sale.

               Section 1.14 Certificate. The Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of New York on December 20, 1993, as such may be amended from time to time.

               Section 1.15 Closing Date. August 4, 1994, the date the sale by the General Partner of HP Shares in its initial public offering was consummated.

               Section 1.16 Code. The Internal Revenue Code of 1986, as amended.

               Section 1.17 Conifer. Conifer Realty Corporation, a Maryland corporation with its principal office at 850 Clinton Square, Rochester, New York 14604.

               Section 1.18 Contributed Interests. The limited partnership interests in the Existing Partnerships and any Additional Partnerships contributed to the Partnership by the Limited Partners as described in the Contribution Agreements entered into from time to time with the Partnership.

               Section 1.19 Contribution Agreements. The agreements between the Partnership and certain Limited Partners pursuant to which the Limited Partners have agreed to contribute the Contributed Interests and Home
Leasing Assets to the Partnership.

               Section 1.20 Conversion Factor means 1.0, provided that in the event that the General Partner (a) declares or pays a dividend on its outstanding HP Shares in HP Shares or makes a distribution to all holders of its outstanding HP Shares in HP Shares; (b) subdivides its outstanding
HP Shares; or (c) combines its outstanding HP Shares into a smaller number of HP Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of HP Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time, and the denominator of which shall be the actual number of HP Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment of the

Conversion Factor shall become
effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

               Section 1.21 Distribution. Any transfer of money or other property to a Partner, in his capacity as a Partner, from the Partnership. The term "Distribution" shall not include amounts paid to the General Partner pursuant to Sections 5.04 or 5.09 hereof. For purposes of this definition, property is to be valued at its fair market value on the date of transfer.

               Section 1.22 Equivalent HP Share. A share of stock of the General Partner which has such rights and powers that the economic interests attributable to such share are substantially similar to the rights and powers of a particular class or group of Partnership Interests established by the General Partner pursuant to Section 3.03 hereof.

               Section 1.23 Existing Partnerships. Fairview Associates, II; Finger Lakes Manor Associates; Newcastle Associates; Perinton Manor Associates; Raintree Island Associates; Riverton Knolls Associates; 1600 Elmwood Associates; Springcreek Associates; Waterfalls Village Associates; Wedgewood Shopping Center Limited Partnership; Wedgewood Park Limited Partnership and Williamstowne Associates.

               Section 1.24 Fiscal Year. From January 1 to December 31 of each year or such portion thereof as the Partnership shall be in existence.

               Section 1.25 General Partner. Home Properties or its successors as general partner of the Partnership.

               Section 1.26 General Partner Interest. The 1% Partnership Interest held by the General Partner. The General Partner Interest may be expressed as a number of Units.

               Section 1.27 Home Leasing Assets. The assets of Home Leasing Corporation contributed to the Partnership by Home Leasing Corporation and more fully described in the Assignment of Home Leasing Assets, dated August 4, 1994.

               Section 1.28 Home Leasing Corporation. Home Leasing Corporation, a New York corporation with its principal office at 850 Clinton Square, Rochester, New York 14604.

               Section 1.29 Home Properties. Home Properties of New York, Inc., a Maryland corporation with its principal office at 850 Clinton Square, Rochester, New York 14604, the initial General Partner of the Partnership.

               Section 1.30 HP Management. Home Properties Management, Inc., a Maryland corporation with its principal office at 850 Clinton Square, Rochester, New York 14604.

                                -7-
               Section 1.31 HP Securities. HP Shares or New HP Securities issued by the General Partner (including without limitation any Equivalent HP Shares).

               Section 1.32 HP Share. A share of Common Stock of the General Partner.

               Section 1.33 HP Shares Amount. A number of HP Shares equal to the product of the number of Units offered for redemption by a Selling Partner, multiplied by the Conversion Factor; provided that in the event the General Partner issues to all holders of HP Shares transferable rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase HP Shares, or any other securities or property (collectively, the "rights") then, the HP Shares
Amount shall also include such rights that a holder of that number of HP Shares would be entitled to receive.

               Section 1.34 Immediate Family. With respect to any natural Person, such natural Person's spouse, parents, descendants, nephews, nieces, brothers and sisters.

               Section 1.35 Income or Loss. Income or Loss for any Fiscal Year means the Partnership's taxable income or loss for the Fiscal Year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

               (a)  Any expenditures of the Partnership described in
Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations shall be subtracted from such taxable income or loss;

               (b) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Income or Loss pursuant to this definition shall be added to such taxable income or loss;

               (c) Any gain or loss which would have been realized by the Partnership on the sale of assets distributed in kind to Partners, determined with reference to the fair market value and the adjusted tax basis of such property for federal income tax purposes immediately prior to such distribution, shall be added to or subtracted from such taxable income of loss;

               (d) Income or Loss does not include any amount allocated pursuant to paragraph (b) of Section 4.04; and

               (e) The computation of all items of income, gain, loss or deduction shall be made without regard to any adjustment to the adjusted tax basis of a Partnership asset resulting from an election under
Section 754 of the Code (except to the extent required under Section 1.704-1(b)(2)(iv)(m) of the Regulations).

               Section 1.36 Indemnified Persons. Any Person made a party to a proceeding by reason of his status as the General Partner or as a director or officer of the General Partner of the Partnership and any other Persons (including Affiliated Persons) as the General Partner may designate in writing from time to time, in its sole discretion.

               Section 1.37 Limited Partner. Any Person named as a Limited Partner in Schedule A attached hereto, as such Schedule may be amended from time to time, or any Substitute Limited Partner or Additional Limited Partner, in such person's capacity as a Limited Partner of the Partnership.

               Section 1.38  Limited Partners.  All of the Limited Partners.

               Section 1.39 Limited Partnership Interest. The Partnership Interest held by a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners. A Limited Partnership Interest may be expressed as a number of Units.

               Section 1.40 Liquidator. The General Partner or other Person appointed to liquidate the assets of the Partnership pursuant to Section
7.02 hereof.

               Section 1.41 Majority of Limited Partners. Limited Partners holding a majority of the Units held by all Limited Partners.

               Section 1.42 Management Agreements. The agreements for the management of properties owned by affiliates of Home Leasing Corporation, C.O.F., Inc. and Conifer Development, Inc. and third parties to be entered into by such persons and HP Management or Conifer or assigned or subcontracted by Home Leasing Corporation, C.O.F., Inc. or Conifer Development, Inc. to HP Management or Conifer.

               Section 1.43 Market Value. (a) With respect to an HP Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date on which the Market Value is to be determined. The market price for each such trading day shall be: (i) if the HP Shares are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, or (ii) if the HP Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-
National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported;

provided that if
there are no bid and asked prices reported during the 10 days prior to the date in question, the Market Value of the HP Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                    (b) In the event the HP Shares Amount includes rights that a holder of HP Shares would be entitled to receive, then the Market Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

               Section 1.44 Merged Partnerships. All of the Existing Partnerships other than Wedgewood Shopping Center Limited Partnership and Wedgewood Park Limited Partnership and any Additional Partnerships merged with and into the Partnership.

               Section 1.45 Mergers. The transactions pursuant to which the Merged Partnerships are merged into the Partnership.

               Section 1.46  New HP Securities.  The meaning set forth in
Section 3.04(b) hereof.

               Section 1.47 Nonrecourse Deductions. For any Fiscal Year, an amount equal to the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that Fiscal Year over the aggregate amount of any Distributions during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Section 1.704-2(c) of the Regulations.

               Section 1.48 Nonrecourse Liability. Any Partnership liability (or portion thereof) for which no Partner bears the economic risk of loss, determined in accordance with Section 1.704-2(b)(3) of the Regulations.

               Section 1.49 Notice of Sale. A Notice of Sale substantially in the form of Exhibit A hereto.

               Section 1.50 Original Limited Partners. Norman P. Leenhouts and Nelson B. Leenhouts.

               Section 1.51 Original Agreement. The Agreement of Limited Partnership of the Partnership entered into by and among Home Properties, as the General Partner, and Norman P. Leenhouts and Nelson B. Leenhouts, as the Limited Partners, dated as of December 17, 1993.

               Section 1.52  Partner.  The General Partner or any Limited
Partner.

               Section 1.53 Partner Minimum Gain. An amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

               Section 1.54 Partner Nonrecourse Debt. Any Nonrecourse Liability of the Partnership for which any Partner bears the economic risk of loss, determined in accordance with Section 1.704-2(b)(4) of the Regulations.

               Section 1.55 Partner Nonrecourse Deductions. For any Fiscal Year, any amount with respect to a Partner Nonrecourse Debt equal to the excess of the net increase in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during that Fiscal Year over the aggregate amount of any Distributions during that Fiscal Year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such Distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(2) of the Regulations.

               Section 1.56 Partners. The General Partner and the Limited Partners.

               Section 1.57 Partnership. The limited partnership formed under the Act and pursuant to the Certificate and the Original Agreement, as amended and continued by the Amended and Restated Agreement of Limited Partnership, dated August 4, 1994, as amended and as further amended and continued this Partnership Agreement, and any successor thereto.

               Section 1.58 Partnership Agreement or Agreement. This Second Amended and Restated Agreement of Limited Partnership, as such may be amended from time to time.

               Section 1.59 Partnership Interest. An ownership interest in the Partnership representing a Capital Contribution by a Partner, including any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Partnership Agreement, together with all obligations of such Person to comply with the terms and provisions of this Partnership Agreement. The Partnership Interest of each Partner shall be personal property for all purposes. A Partnership Interest may be expressed as a number of Units.

               Section 1.60 Partnership Minimum Gain. The aggregate of the amount of any gain that would be realized by the Partnership if it disposed of the Partnership property subject to each Nonrecourse Liability in a taxable transaction in full satisfaction of such Liability and for no other consideration. It is intended that Partnership Minimum Gain be determined in accordance with Section 1.704-2(d) of the Regulations.

               Section 1.61 Percentage Interest. The proportionate interest of a Partner in the allocations of Income or Loss and Distributions of the Partnership. With respect to allocations of Income or Loss and Distributions available for Units, the Partner's interest is determined by dividing the Units owned by such Partner by the total number of Units then outstanding. With respect to allocations of Income or Loss and Distributions available for Partnership Interests not expressed as Units, the Partner's Percentage Interest is as set forth in the amendment to this Partnership Agreement pursuant to Section 3.03 establishing such Partnership Interests.

               Section 1.62 Person. An individual, or a corporation, partnership, trust, unincorporated organization, association or other entity or a government or an agency or political subdivision thereof.

               Section 1.63  Purchase Right.  The meaning set forth in
Section 6.08 hereof.

               Section 1.64 QRS. Home Properties Trust, a Maryland real estate investment trust formed by the General Partner, or any other entity, all of the equity interests of which are held, directly or indirectly by the General Partner and which is a "qualified REIT subsidiary" as such term is used in Section 856(i) of the Code, or any replacement or subsequent provision of the Code.

               Section 1.65 Record Date. With respect to Distributions, the first day of the month during which a Distribution is made, after reflecting assignments effective as of such day. With respect to voting, the date specified in the notice of meeting described in Section 6.07(b) hereof.

               Section 1.66 Regulations. The federal income tax regulations promulgated under the Code, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

               Section 1.67 Regulatory Allocations. The allocations set forth in paragraphs (c), (d) and (e) of Section 4.02.

               Section 1.68  REIT.   A real estate investment trust as defined
in Section 856 of the Code.

               Section 1.69 Reserves. Reserves established by the General Partner pursuant to Section 5.01(a)(xi) hereof.

               Section 1.70  Selling Partner.  The meaning set forth in Section
6.08 hereof.

               Section 1.71 Specified Purchase Date. The fifth Business Day after receipt by the General Partner of a Notice of Sale; provided that if the General Partner combines its outstanding HP Shares, no Specified
Purchase Date shall occur after the record date and prior to the effective date of such combination.

               Section 1.72 Substitute Limited Partner. A Person who is admitted to the Partnership as a Limited Partner pursuant to Section 6.06 hereof.

               Section 1.70 Unit. A fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Section 3.01 and
3.02 hereof.


                                   ARTICLE II
                         ORGANIZATION AND CONTINUATION

               Section 2.01 Formation and Continuation. The Partnership was formed pursuant to the Act and, except where otherwise provided in this Partnership Agreement and permitted by the Act, shall be operated in accordance with the provisions thereof. The Partners hereby agree to continue the Partnership upon the terms and conditions of this Partnership Agreement.

               Section 2.02 Name. The name of the Partnership is Home Properties of New York, L.P. The Partnership may conduct its business under such other name or names as the General Partner may deem advisable, and the General Partner, in its sole discretion, may change the name of the Partnership at any time and from time to time; provided, however, that the words "Limited Partnership" or "L.P." or similar words or letters shall be included in the Partnership's name where necessary for purposes of complying with the applicable laws of any jurisdiction that so requires. The General Partner shall notify the Limited Partners of any change in the name of the Partnership in the next regular communication to the Limited Partners.

               Section 2.03 Purpose. The purpose of the Partnership is to engage in any lawful act or activity for which limited partnerships may be organized under the Act, including, but not limited to, the acquisition, financing, development, holding, management and disposition of real property with a view to generating Distributions and long-term capital appreciation, and to perform any acts necessary or appropriate to accomplish the foregoing purposes; provided, however, that such activities shall be limited to and conducted in such a manner as to permit the General Partner at all times to be treated as a REIT for federal income tax purposes, unless and until such time as the General Partner ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership and is not seeking to re-elect REIT status.

               Section 2.04 Principal Office. The principal office of the Partnership shall be located at 850 Clinton Square, Rochester, New York 14604 or at such other place as the General Partner may from time to time designate by written notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of New York as the General Partner deems advisable.

               Section 2.05 Term. The Partnership commenced on December 20, 1993 and shall continue through December 31, 2093, unless sooner dissolved in accordance with the terms of this Partnership Agreement or as otherwise provided by law.


                                  ARTICLE III
                             CAPITAL CONTRIBUTIONS

               Section 3.01  Current Capitalization.

               (a) On the Closing Date, the General Partner contributed cash in the amount equal to the net proceeds received by it from the sale of HP
Shares and received the number of Units equal to the number of HP Shares sold.

               (b) From time to time, certain Limited Partners named on Schedule A hereto transferred the Contributed Interests and Home Leasing Assets to the Partnership in accordance with the provisions of the Contribution Agreements and have received the number of Units and the amount of cash set forth in the respective Contribution Agreements.

               (c)  From time to time, upon the consummation of the Mergers
(i) Home Leasing Corporation was deemed to have contributed to the Partnership its general partnership interests in the Merged Partnerships,
(ii) the holders of certain partnership interests were deemed to have contributed to the Partnership their limited partnership interests in the Merged Partnerships, and (iii) each partner of the Merged Partnerships received the number of Units or amount of cash set forth in the respective agreements with respect to the Mergers.

               (d) In consideration of the Capital Contributions described in subsections (a) through (c) of this Section 3.01, each Partner received the number of Units and shall have the Percentage Interests in the Partnership as set forth on Schedule A hereto as amended from time to time by the General Partner to the extent necessary to reflect accurately such Capital Contributions, any additional Capital Contributions, the issuance of additional Units or other Partnership Interests, the admission of Additional Limited Partners or other similar events affecting a Partner's Percentage Interest.

               Section 3.02  Issuance of Additional Units.

               (a) Subject to subsection (b) of this Section 3.02, the General Partner is hereby authorized to cause the Partnership to issue Units (in addition to those issued pursuant to Section 3.01 hereof) to Partners or other Persons from time to time and to require such Partners or other
Persons to make such Capital Contributions as consideration for such Units as it shall determine in its sole discretion.

                                 -14-
               (b) The General Partner shall not issue any additional Units to itself or to the QRS unless the additional Units are issued in connection with the issuance of HP Shares by the General Partner and the General
Partner makes or causes the QRS an additional Capital Contribution to the Partnership in an amount equal to the net proceeds raised in connection with the issuance of such HP Shares by the General Partner.

               Section 3.03  Issuance of Other Partnership Interests.

               (a) Subject to subsection (b) of this Section 3.03, the General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests (other than Units) to Partners or other Persons from time to time and to require such Partners or other Persons to make such Capital Contributions as consideration for such Partnership Interests as it shall determine in its sole discretion. Any such additional Partnership Interests shall consist of one or more classes or groups having such name and relative rights and powers, including rights and powers senior to Units or other outstanding classes or groups of Partnership Interests, as shall be determined by the General Partner in its sole discretion. Prior to issuing any such additional Partnership Interests, the General Partner shall have executed an amendment to this Partnership Agreement setting forth the relative rights and powers of the class or group of Partnership Interests to be issued, including, at a minimum, (i) the name of the class or group of Partnership Interests, (ii) the allocations of items of Partnership income, gain, loss, deduction and credit to the Partners holding such class or group of Partnership Interests, (iii) the right of the Partners holding such class or group of Partnership Interests to share in Distributions, (iv) the right of the Partners holding such class or group of Partnership Interests to share in the assets of the Partnership upon its dissolution and liquidation, (v) the right, if any, of the Partners holding such class or group of Partnership Interests to vote or consent to certain transactions by the Partnership, and (vi) the right, if any, of the Partners holding such class or group of Partnership Interests to convert such Partnership Interests into Units or another class or group of Partnership Interests.

               (b) The General Partner shall not issue any additional Partnership Interests to itself pursuant to Section 3.03(a) hereof unless the additional Partnership Interests are issued in connection with the issuance of Equivalent HP Shares by the General Partner and the General Partner makes an additional Capital Contribution to the Partnership in an amount equal to the net proceeds raised in connection with the issuance of such Equivalent HP Shares by the General Partner.

               (c) The Partnership Interest held by the General Partner immediately prior to the date of this Partnership Agreement in excess of its 1% General Partnership Interest shall be a Limited Partnership Interest which may be held either by the General Partner or by the QRS (or in part by both).

               Section 3.04  Issuance of Securities by General Partner.

               (a) After the initial public offering of HP Shares, the General Partner shall not issue any HP Shares to any Persons, other than to all of the holders of HP Shares on a pro rata basis or to Limited Partners pursuant to Section 6.08(b) hereof, unless it (i) causes the Partnership to issue one additional Unit to itself or, following the date of this Partnership Agreement, to the QRS for each HP Share so issued, and
(ii) contributes, or causes the QRS to contribute, the net proceeds from the issuance of each HP Share to the Partnership as a Capital Contribution.

               (b) The General Partner shall not issue any shares of stock other than HP Shares or any rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase HP Shares or any other shares of stock of the General Partner (collectively, "New HP Securities"), other than to all of the holders of HP Shares on a pro rata basis, unless it (i) causes the Partnership to issue to itself or, following the date of this Partnership Agreement, to the QRS additional Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having rights and powers such that the economic interests are substantially similar to those of the New HP Securities, and (ii) contributes, or causes the QRS to contribute, the net proceeds from the issuance of such New HP Securities and from the exercise of rights contained in such New HP Securities to the Partnership.

               (c) Without limiting Section 3.04(a) or (b) hereof, the General Partner is expressly authorized to issue HP Shares or New HP Securities for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to the General Partner or, following the date of this Partnership Agreement, to the QRS corresponding Units or other Partnership Interests pursuant to Section 3.04(a) or (b) hereof, as applicable, so long as the General Partner concludes in good faith that such issuance is in the interests of the General Partner and the Partnership (for example, and not by way of limitation, the General Partner may issue HP Shares and corresponding Units pursuant to an employee stock purchase plan providing for employee purchases of HP Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the HP Shares either at the time of issuance or at the time of exercise).

               Section 3.05 Admission of Additional Limited Partners. The General Partner may admit Persons who are issued Units or other Partnership Interests pursuant to Section 3.02 or 3.03 hereof as Additional Limited Partners of the Partnership. Such Persons shall be admitted to the Partnership as an Additional Limited Partners only upon furnishing to the General Partner: (a) evidence, in form satisfactory to the General Partner, of acceptance of all the terms and conditions of this Agreement;
(b) a Power of Attorney substantially identical to that contained in
Section 9.11 hereof; and (c) such other documents or instruments as may be required, in the sole discretion of the General Partner, to effect such admission. Such Persons shall be deemed admitted to the Partnership pursuant to this Section 3.05 upon the execution by the General Partner of an amendment to this Partnership Agreement adding the name or names of such Persons to Schedule A hereto and reflecting such other changes to such Schedule A as are appropriate in connection therewith.

               Section 3.06 Return of Capital Contributions. Neither the Partnership nor any Partner shall have personal liability for the return of the Capital Contribution of any Partner, or any portion thereof. No Partner shall be entitled to interest on his Capital Contribution.

               Section 3.07 No Preemptive Rights. No Person shall have any preemptive, preferential or other similar right with respect to the issuance or sale of any Units or other Partnership Interests as a result of this Partnership Agreement.


                                   ARTICLE IV
                         ALLOCATIONS AND DISTRIBUTIONS

               Section 4.01  Allocations Of Income Or Loss.

               (a) Except as provided in sections 4.02, 4.03 and 4.04, Income shall be allocated as follows: (i) first, to each Class A Interest Holder to the extent of, and in proportion to, the excess of the cumulative Losses allocated to such Class A Interest Holder pursuant to Section 4.01(b)(ii) hereof over the cumulative amount of Income allocated to such Class A
Interest Holders pursuant to this Section 4.01(a)(i); and (ii) thereafter, to the Partners who hold Units, pro rata in accordance with their respective Percentage Interests.

               (b) Except as provided in Sections 4.02, 4.03 and 4.04, Loss shall be allocated as follows: (i) first, to the Partners who hold Units, pro rata in accordance with their respective Percentage Interests, until each such Partner has a zero Capital Account; (ii) second, to the Class A Interest Holders to the extent of, and in proportion to, the positive balance in their Capital Accounts; (iii) third, to the General Partner until the General Partner has a negative Capital Account balance equal to the excess, if any, of the amount of the Partnership's recourse liabilities over the aggregate amount of Limited Partners' deficit restoration obligations as set forth on Schedule B, as amended from time to time; (iv) fourth to the Limited Partners listed on Schedule B in proportion to each such Limited Partner's deficit restoration to the aggregate of the deficit restoration obligations set forth on Schedule B until the sum of such Limited Partners' negative Capital Account balances equals the aggregate of the deficit restoration obligations set forth on Schedule B, and (v) thereafter, to the General Partner.

               Section 4.02 Special Allocations. The following special allocations shall be made in the following order:

               (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Article IV, if there is a net decrease in Partnership Minimum Gain during any Fiscal

Year, each Partner shall be specially
allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain during that Fiscal Year, determined in accordance with Section 1.704-2(g) of the Regulations. It is intended that items to be so allocated shall be determined and the allocations made in accordance with the minimum gain chargeback requirement of Section 1.704-2(f) of the Regulations, and this paragraph (a) shall be interpreted consistently therewith.

               (b) Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Article IV except paragraph (a) of this Section 4.02, if there is a net decrease in Partner Minimum Gain during any Fiscal Year, each Partner who has a share of the net decrease in Partner Minimum Gain determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain during that Fiscal Year, determined in accordance with Section 1.704-2(i)(4) of the Regulations. It is intended that the items to be so allocated shall be determined and the allocations made in accordance with the minimum gain chargeback requirement of Section 1.704-2(i)(4) of the Regulations, and this paragraph (b) shall be interpreted consistently therewith.

               (c) Qualified Income Offset. In the event any Partner unexpectedly receives in any Fiscal Year any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, items of Partnership income and gain shall be specially allocated to such Partner in such Fiscal Year (and, if necessary, in subsequent Fiscal Years) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible.

               (d) Limit on Loss Allocations. No Loss or item of Partnership deduction for any Fiscal Year shall be allocated to any Partner to the extent such allocation (i) would cause such Partner to have an Adjusted
Capital Account Deficit, or (ii) would increase such Partner's Adjusted
Capital Account Deficit. Any Loss or item of Partnership deduction which cannot be allocated as a result of the restrictions contained in this paragraph (d) shall be allocated to the General Partner.

               (e) Gross Income Allocation. In the event that any Partner has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount, if any, such Partner is obligated to restore under Section 121-607 of the Act, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(i) and 1.704-2(i)(5) of the Regulations, each such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as soon thereafter as possible, provided that an allocation pursuant to this paragraph (e) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this

Article IV have been tentatively made as if paragraph (c) of this
Section 4.02 and this paragraph (e) were not in the Agreement.

               (f) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partners first, in accordance with each Partner's share of the portion of any Section 704(c) gain (as determined pursuant to Section 4.04 of this Agreement) in excess of Section 7.04(c) minimum gain (as determined pursuant to Section 1.752-3(a)(2) of the Regulations) with respect to the Partnership's property that is subject to Nonrecourse Liabilities, and thereafter in accordance with each Partner's Percentage Interest.

               (g) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Regulations.

               (h) Preferred Return. For each Fiscal Year or other applicable period, Income, and if necessary gross income, (after taking into account any adjustments allocated to each Class A Interest Holder to the extent not included in the computation of Income) shall be allocated to each Class A Interest Holder to the extent of, and in proportion to, the excess of the cumulative Preferred Return, Accrued Return or other distributions paid to such Class A Interest Holder pursuant to Section 10.04 hereof over the cumulative amount of Income allocated to such Class A Interest Holder pursuant to this Section 4.02(h).

               Section 4.03 Curative Allocations. The Regulatory Allocations are intended to comply with certain requirements of Sections 1.704-1(b) of the Regulations. Notwithstanding any other provisions of this Article IV (other than Sections 4.02(a), (b), (c), (d), (e), (f) and (g) and
Sections 4.04(b) and (c)), the General Partner shall, to the extent possible, make allocations of Income or Loss simultaneously with or subsequent to such Regulatory Allocations to the extent necessary so that the net amount of such allocations of Income and Loss and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

               Section 4.04  Other Allocation Rules.

               (a) In the event of the admission of additional Partners or an assignment of a Unit or other Partnership Interest in any Fiscal Year, Income or Loss for that Fiscal Year shall be allocated among the Partners to reflect their varying interests during the Fiscal Year. In accordance with Section 706 of the Code, for purposes of computing the varying interests of each Partner, the Partnership shall make an interim closing of its books as of the effective date of the admission of a Partner or the assignment of a Unit or other Partnership Interest and compute the items of Income or Loss applicable to the period of time before and after that date using the accrual method of accounting. Any assignment of a Unit or other Partnership Interest, if consented to by the General Partner, shall be effective as of the first day of the calendar month nearest the date of assignment.

               (b) Except as provided in the following sentence, for federal income tax purposes each item of income, gain, loss or deduction shall be allocated in the same manner as the corresponding item is allocated for Capital Account purposes. In accordance with Sections 704(c) and 704(b) of the Code and the Regulations thereunder, items of income, gain, loss or deduction with respect to any asset contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and the fair market value of such asset at the time of contribution, as determined by the contributing Partner and the Partnership. The amount of income, gain, loss or deduction allocated under the immediately preceding sentence of this paragraph (b) shall not increase or decrease the Capital Accounts of the contributing Partners to the extent that the fair market value of such asset has been previously added to the Capital Accounts.

               (c) The General Partner shall allocate "excess nonrecourse liabilities" in any manner authorized under the Regulations and applicable rulings by the Internal Revenue Service, including, without limitation, Revenue Ruling 95-41.

               Section 4.05  Distributions.

               (a) The General Partner shall cause the Partnership to make Distributions of all or a portion of Available Cash from time to time as determined by the General Partner, but in any event not less frequently than quarterly, in such amounts as the General Partner shall determine in its sole discretion. Such Distributions shall be made to the Partners who are Partners on the applicable Record Date in accordance with their respective Percentage Interests on such Record Date subject to any withholding required pursuant to the Code or any provisions of applicable state or local tax law, except as otherwise provided in any agreement between the General Partner or the Partnership and such Partner, and subject to any special distribution to holders of any other Partnership Interests issued pursuant to Section 3.03.

               (b) All amounts withheld pursuant to the Code or any provisions of any state or local tax law with respect to any allocation, payment or Distribution to a Partner shall be treated as Distributions to such Partner for all purposes under this Agreement.

               (c) The General Partner may from time to time, in its sole discretion, make, and the Limited Partners shall accept, Distributions in the form of property of the Partnership. The General Partner shall reasonably determine in good faith the fair market value attributable to such property and may distribute different types of property to different Partners; provided, that the fair market value of the property distributed to each Partner is equal to the amount of the Distribution such Partner is entitled to based on the fair market value of the property distributed to all Partners.

               (d) The General Partner shall take such reasonable efforts, as determined by it in its sole discretion and consistent with its qualification as a REIT, to make Distributions to the Limited Partners in a manner which will preclude any such Distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder;
provided, that the General Partner and the Partnership shall have no liability to a Limited Partner under any circumstances as a result of any Distribution to a Limited Partner being so treated.

                                   ARTICLE V
                       MANAGEMENT OF PARTNERSHIP BUSINESS

               Section 5.01  Powers of General Partner.

               (a) Except as limited by paragraph (b) of this Section 5.01 or by the Act, the General Partner has complete discretion in the management and control of the business of the Partnership and is hereby authorized to take any and all actions on behalf of the Partnership which it could take if the Partnership was a general partnership of which the General Partner was a partner. Without limiting the generality of the foregoing, the General Partner is hereby authorized to:

                   (i) make expenditures, lend or borrow money (including, without limitation, the making of prepayments on loans and borrowing of money to permit the Partnership to make Distributions in such amounts as will permit the General Partner (so long as the General Partner qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the General Partner to maintain its REIT status), issue, assume or guarantee indebtedness and other liabilities (including the securing of such indebtedness or other liabilities by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and incur obligations, all for and on behalf of the Partnership as it deems necessary or desirable for the conduct of the activities of the Partnership;

                  (ii) acquire, sell, transfer, convey, lease, make capital improvements to, pledge, encumber, exchange or otherwise deal with the assets of the Partnership;

                 (iii) negotiate, enter into, execute, deliver and perform or assign contracts on behalf of the Partnership;

                  (iv) repay in whole or in part, refinance, recast, modify or extend any indebtedness of the Partnership and in connection therewith to recast, modify or extend any security interest relating to the assets of the Partnership;

                   (v) make tax, regulatory and other filings and render periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

                  (vi) determine the terms of any offering of additional Units or other Partnership Interests, including the commissions to be paid, if any, and the manner of complying with applicable laws, and in connection therewith to execute for and on behalf of the Partnership any registration statement or other document required under any federal or state securities law and to take any additional action it shall deem necessary or desirable to effectuate any such offering;

                 (vii) form, acquire an interest in and contribute property to any limited or general partnerships, joint ventures, corporations or other relationships or associations that it deems desirable;

                (viii) to hire and dismiss employees of the Partnership (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, independent contractors, attorneys and accountants and consultants of the Partnership and to determine their compensation and other terms of employment or hiring;

                  (ix) obtain and maintain insurance for the protection of the Partnership and its assets and the Partners as it deems necessary or appropriate including without limitation casualty, liability and other insurance on the property of the Partnership and liability insurance for Indemnified Persons hereunder;

                   (x) commence, defend, compromise or settle any claims, proceedings, actions or litigation for and on behalf of the Partnership (including claims, proceedings, actions or litigation involving the General Partner in its capacity as General Partner), retain legal counsel in connection therewith, and pay out of the property of the Partnership any and all liabilities and expenses

                                    -22-
                         (including fees of legal counsel) incurred in connection therewith;

                  (xi) establish such Reserves which it reasonably determines in its sole discretion to be necessary or desirable to provide for working capital, capital improvements to the property of the Partnership and to satisfy any contingent liabilities of the Partnership;

                 (xii) prepare, execute, file and deliver any document for and on behalf of the Partnership; and

                (xiii) expend Partnership funds, use Partnership assets, make such decisions, enter into such agreements and take such other actions as it may reasonably believe to be necessary or desireable to conduct the business of the Partnership and to carry out the purpose of the Partnership.

               (b)  The General Partner shall not:

                   (i) sell, exchange, lease, or otherwise dispose of all or substantially all of the assets of the Partnership in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person) without the prior consent of a Majority of Limited Partners;

                  (ii) merge, consolidate or otherwise reorganize the Partnership or cause the Partnership to be dissolved without the prior consent of a Majority of Limited Partners;

                 (iii) take any action in contravention of any provision of this Partnership Agreement without the prior consent of each Limited Partner adversely affected thereby;

                  (iv) admit any Person as a general partner of the Partnership without the prior consent of each Limited Partner adversely affected thereby;

                   (v) use any Partnership property for other than a Partnership purpose without the prior consent of each Limited Partner adversely affected thereby; or

                  (vi) terminate its status as a REIT without the prior consent of a Majority of Limited Partners.

               Section 5.02  Duties of General Partner.

               (a) The General Partner shall have responsibility for, and control over, the ordinary and usual day-to-day management and operation of the Partnership business. The General Partner shall devote such of its time as it deems necessary to the affairs of the Partnership and shall indemnify and hold the Partnership harmless from any loss, damage or liability due to, or arising out of, the General Partner's fraud, bad faith or gross negligence. The General Partner shall keep, or cause to be kept, all books and records required by this Partnership Agreement, prepare or cause to be prepared all statements and reports, and obtain or cause to be obtained and kept in force such insurance, in such amounts, on such terms, and with such carriers as may be required to reasonably protect the Partnership, the Partners and the assets of the Partnership.

               (b) The General Partner shall at all times hold Units with a Percentage Interest equal to not less than one percent (1%) and may hold the balance of its Percentage Interest, whether designated as Units or otherwise directly, or indirectly through the QRS, as a Limited Partner.

               Section 5.03 Partnership Tax Matters. The General Partner is designated as the tax matters partner for the Partnership for federal, state and local purposes, pursuant to Section 6231(a)(7) of the Code and in similar provisions in state and local law. The General Partner shall have authority to make such elections (including but not limited to making an election under Section 754 of the Code and selecting any reasonable method to allocate income pursuant to Section 704(c) of the Code), take such actions and enter into such agreements on behalf of the Partners as is permitted by law or the Regulations. Any expense incurred by the Partnership in contesting with the Internal Revenue Service or any state income tax authorities any change in Income or Loss or the allocation of Income or Loss to any Partner shall be an expense of the Partnership.

               Section 5.04  Indemnification.

               (a) The Partnership shall indemnify, save harmless and pay all judgments and claims against the Indemnified Persons arising from any liability, loss or damage incurred by them or the Partnership by reason of any act performed or omitted to be performed by them when acting in connection with the business of the Partnership as contemplated by this Partnership Agreement, including costs and attorneys' fees and any amounts expended in the settlement of any claims or liability, loss or damage; provided, however, that, if such liability, loss or claim arises out of any action or inaction of the Indemnified Persons, the Indemnified Persons must have determined in good faith that such course of conduct was in the best interests of the Partnership and did not constitute fraud, bad faith or gross negligence by the Indemnified Persons. Notwithstanding the foregoing, indemnification will not be available for any liability, loss or damage resulting from the acts of an Indemnified Person if a judgment or other final adjudication adverse to the Indemnified Person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Indemnified Persons shall be entitled to receive advances for attorney's fees and other legal costs and expenses arising out of claims made against them, provided that no such advances may be made with respect to any claim unless the action relates to the performance of duties or services by the Indemnified Person on behalf of the Partnership and the Indemnified Person undertakes in writing prior to receipt of such advances that such Person will repay in full any such advanced funds if, upon the ultimate disposition of the claim, the Indemnified Person is determined not to be entitled to indemnification hereunder. Notwithstanding any other provision hereof, Affiliated Persons will be indemnified only for liabilities arising out of activities in which they engage on behalf of the Partnership or in connection with its business which are (i) within the scope of activities permitted to be performed by Affiliated Persons under this Agreement and
(ii) duly authorized by the General Partner.

               (b) Notwithstanding paragraph (a) of this Section 5.04, the Indemnified Persons shall not be indemnified from any liability, loss or damage incurred by them in connection with any claim or settlement involving violations of federal or state securities laws by the Indemnified Persons or any liability for fraud, bad faith or gross negligence; provided, however, that indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, if (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification;
(ii) a court dismisses each count involving alleged securities law violations with prejudice as to the party seeking indemnification; or
(iii) a court approves the settlement and finds that indemnification of any payment in settlement and related costs should be made and, before seeking court approval for indemnification, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission and any state securities administrators of any state in which Units or other Partnership Interests have been offered or sold or in which Partners then reside with respect to the issue of indemnification for securities law violations.

               (c) Any indemnification pursuant to this Section 5.04 shall be recoverable only from the assets of the Partnership.

               (d) Nothing contained herein shall constitute a waiver by a Limited Partner of any right which he may have against any Indemnified Person under federal or state securities laws.

               Section 5.05  Liabilities of General Partner.

               (a) The General Partner and Affiliated Persons shall not be liable, responsible or accountable in damages or otherwise to the Partnership or to any Partner or to any Assignee by reason of any acts or omissions performed or omitted in good faith and reasonably believed to be within the scope of the authority conferred by this Partnership Agreement.

               (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

               (c) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to avoid the General Partner incurring any federal income or excise taxes, is expressly authorized under this Partnership Agreement and is deemed approved by all of the Limited Partners. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner's shareholders collectively, that the General Partner may, but is under no obligation to, consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners, Additional Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited
Partners in connection with such decisions, provided that the General
Partner has acted in good faith.

               Section 5.06  Title to Partnership Assets.

               (a) Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. No Partner shall have any right of partition with respect to the assets of the Partnership.

               (b) Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliated Persons. The
General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner, any nominee or Affiliated Persons, shall be held for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to Partnership assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

               Section 5.07 Authority of General Partner. In no event shall any Person (other than an Affiliated Person) dealing with the General
Partner with respect to any property or business of the Partnership be obligated to determine whether the terms of this Partnership Agreement have been complied with or be obligated to inquire into the necessity or expediency of any act or action of the General Partner, and every contract, agreement, lease, promissory note, mortgage, certificate or other instrument or document, executed by the General Partner with respect to the property or business of the Partnership, shall be conclusive evidence in favor of any and every Person (other than an Affiliated Person) relying thereon or claiming thereunder that:

               (a) at the time of the execution or delivery thereof, this Partnership Agreement was in full force and effect;

               (b) such instrument or document was duly executed in accordance with the terms and provisions of this Partnership Agreement and is binding upon the Partnership and the Partners; and

               (c) the General Partner was duly authorized and empowered to execute and deliver such instrument or document for and on behalf of the Partnership.

               Section 5.08  Contracts with Affiliated Persons.

               (a) The Partnership may acquire property or services from, or enter into other types of transactions with, an Affiliated Person, provided that any such transaction between the Partnership and an Affiliated Person shall be fully disclosed to the Limited Partners and, other than the loans expressly authorized by paragraph (b) of this Section 5.08, shall be on terms which are fair and competitive with those which may be obtained from unaffiliated Persons.

               (b) The Partnership may lend or contribute monies or property to the General Partner, Affiliated Persons or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, all on terms and conditions established in the sole discretion of the General Partner. The authority conferred in this Section 5.08(b) shall not create any right or benefit in favor of any Affiliated Person or any other Person.

               (c) The Partnership has contributed certain of the Home Leasing Assets and its right to require Home Leasing Corporation to enter into the Management Agreements to HP Management in exchange for 9,900 shares of non-voting common stock. HP Management and Conifer may enter into the Management Agreements and into such other contracts, including contracts with Affiliated Persons if such contracts are approved by a majority of the independent directors of the General Partner.

               Section 5.09  Reimbursement of the General Partner.

               (a) Except as provided in this Section 5.09 and elsewhere in this Agreement (including the provisions of Article IV regarding
Distributions to which the General Partner may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

               (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole discretion, for all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Partnership; provided, that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments held by it as permitted in Section 5.11(c) hereof. The Limited Partners acknowledge that the General Partner's sole business is the ownership, directly or through a QRS, of interests in and operation of the Partnership and that all the General Partner's expenses are deemed incurred for the benefit of the Partnership and that all reimbursements shall be in addition to any amounts payable to the General Partner as a result of indemnification pursuant to Section 5.04 hereof.

               (c) The General Partner shall also be reimbursed for all expenses it incurs relating to its organization and the organization of the Partnership, the reorganization of the Partnership pursuant to this Agreement, the Mergers, the initial public offering of HP Shares by the General Partner, and any other issuance of Units or other Partnership Interests or HP Securities pursuant to Article III hereof.

               Section 5.10 Resignation, Withdrawal and Removal of General Partner.

               (a) The General Partner shall have no right to resign or withdraw as the general partner of the Partnership, to transfer, assign, grant, convey, mortgage, or otherwise encumber its Partnership Interest other than to assign any portion of such interest in excess of its 1% General Partner Interest to a QRS, or to enter into any agreement as a result of which any other Person shall become interested in the Partnership as a general partner without the prior consent of all Partners. If the General Partner purports to resign or withdraw as the general partner of the Partnership in violation of the foregoing provision, it shall remain liable for the debts, obligations and liabilities of the Partnership to the same extent as if it had not resigned or withdrawn and, in addition, shall be liable to the Partnership and the Limited Partners for any damages sustained by reason of such purported resignation or withdrawal. Any amounts for which the General Partner is liable pursuant to this Section 5.10(a) may be setoff by the Partnership against any amounts due to the General Partner pursuant to this Partnership Agreement.

                            -28-
               (b) If, pursuant to Section 7.01(a)(iii) hereof, the Partnership shall continue after the occurrence of an event of withdrawal with respect to the General Partner, whether such withdrawal is in violation of
Section 5.10(a) hereof or otherwise, the General Partnership Interest of the General Partner shall automatically convert to a Limited Partnership Interest, to the extent that such General Partnership Interest is not acquired by the Person substituted as general partner of the Partnership pursuant to Section 7.01(a)(iii) hereof. As a Limited Partner, the former general partner of the Partnership shall be entitled to receive the Distributions and allocations to which it is entitled by virtue of its ownership of its Partnership Interests and shall not be entitled to receive any Distribution with respect to the fair value of its Partnership
Interests pursuant to Section 121-604 of the Act except to the extent other Limited Partners are entitled to receive such Distributions.

               (c) The General Partner may not be removed as the general partner of the Partnership, with or without cause.

               (d) Except as otherwise provided in Section 5.10(e) hereof, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, or any reclassification, or recapitalization or change of outstanding HP Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of "Conversion Factor") (hereinafter referred to as a "Transaction"), unless the Transaction has been approved by the requisite consent of Limited Partners pursuant to Section 5.01(b) hereof and as a result of which all Limited Partners will or may elect to receive for each Unit an amount of cash, securities, or other property equal to the greater of the Conversion Factor or the greatest amount of cash, securities or other property paid to a holder of one HP Share in connection with the Transaction is consummated, provided that if, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50 percent of the outstanding HP Shares, the holders of Units shall or may elect to receive the greatest amount of cash, securities, or other property which a Limited Partner would have received had it exercised the Purchase Right and received HP Shares in exchange for its Units immediately prior to the expiration of such purchase, tender or exchange offer.

               (e) Notwithstanding Section 5.10(d) hereof, the General Partner may merge with another entity if immediately after such merger substantially all of the assets of the surviving entity, other than Partnership Interests held by the General Partner, are contributed, directly or indirectly, to the Partnership as a capital contribution in exchange for Partnership Interests issued to the General Partner or the QRS with a fair market value equal to the fair market value of the assets so contributed.

               Section 5.11  Outside Activities of the General Partner.

               (a) The General Partner shall not directly or indirectly enter into any transactions or conduct any business or other activity other than
(i)in connection with the
ownership, acquisition and disposition of
Units or other Partnership Interests as a General Partner or Limited
Partner, directly or indirectly through the QRS, (ii) the issuance or redemption of HP Securities, (iii) the management of the business of the Partnership, and (iv) such activities as are incidental thereto.

               (b) The General Partner shall not incur any debts other than (i) debts for which it is liable in its capacity as General Partner of the Partnership and (ii) debts incurred where the proceeds thereof are contributed to the Partnership as a loan.

               (c) The General Partner shall not own any assets other than Partnership Interests as a General Partner or Limited Partner, directly or indirectly through the QRS and such bank accounts or similar instruments or accounts as it deems necessary to carry out its responsibilities contemplated under this Partnership Agreement and its Articles of Incorporation.

               (d) The General Partner and any Affiliated Persons may acquire Limited Partnership Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partnership Interests held by them, except as provided in Section 6.07(a) hereof.


                                   ARTICLE VI
                              THE LIMITED PARTNERS

               Section 6.01 Liability of Limited Partners. No Limited Partner shall be obligated to make any contribution to the capital of the Partnership in addition to the Capital Contributions specified in
Article III hereof, and no Limited Partner shall be obligated to make loans to the Partnership. The Limited Partners shall not have any personal liability with respect to the liabilities or obligations of the Partnership, except as otherwise expressly provided under the Act.

               Section 6.02 Management of Business. No Limited Partner or Assignee (other than the General Partner or any Affiliated Person, or an officer, director, employee, partner or agent of the General Partner, an Affiliated Person or the Partnership in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner or an Affiliated Person, or an officer, director, employee, partner or agent of the General Partner, an Affiliated Person or the Partnership in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of any Limited Partner or Assignee under this Agreement.

               Section 6.03  Outside Activities of Limited Partners.
Subject to any agreements entered into by a Limited Partner with the Partnership, any Limited Partner (other than the General Partner) and any officer, director, employee, agent, trustee or shareholder of any Limited Partner is entitled to have business interests and to engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership, and may engage in any other business, trade, profession, or employment whatsoever, on his or her own account or in partnership, or as an employee,
officer, director, or stockholder of any other Person.   Neither the
Partnership, the Partners nor any other Person shall have any rights by virtue of this Partnership Agreement in any business ventures of any Limited
 Partner. The Limited Partners shall have no obligation pursuant to this Partnership Agreement to offer any interest in any business venture to the Partnership, any Partner or any other Person.

               Section 6.04 Rights of Limited Partners Relating to the Partnership.

               (a) In addition to other rights provided by this Partnership Agreement or by the Act, and except as limited by Section 6.04(c) hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense (including such copying and administrative charges as the General Partner may establish from time to time), to:

                  (i) obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act of 1934;

                 (ii) obtain a copy of the Partnership's financial statements and federal, state and local income tax returns for each of the three most recent Fiscal Years of the Partnership;

                (iii) obtain a current, alphabetical list of the name and last known mailing address of each Partner with a description of the Capital Contribution and the share of profits and losses of each Partner; and

                 (iv) obtain a copy of this Partnership Agreement, the Certificate and all amendments to either of them, together with executed copies of all powers of attorney pursuant to which any of the foregoing have been executed.

                               -31-
               (b) The Partnership shall notify each Limited Partner in writing of any change made to the Conversion Factor within 10 Business Days of the date such change becomes effective.

               (c) Notwithstanding any other provision of this Section 6.04 , the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole discretion to be reasonable, any information that (i) is material information not otherwise required to be publicly disclosed at that time by applicable law; (ii) the General Partner reasonably believes to be in the nature of trade secrets or other confidential information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business; or (iii) the Partnership is required by law or by agreements with an unaffiliated party to keep confidential.

               Section 6.05  Transfer of Partnership Interests.

               (a) Except as provided in Section 6.08 hereof, no Limited Partner shall transfer, assign, grant, convey, pledge, or otherwise encumber his Partnership Interests other than to the Partnership, or enter into any agreement as a result of which any other Person shall become interested in the Partnership (hereinafter, a "transfer") other than pledges of Units owned directly or indirectly by Norman or Nelson Leenhouts, without the prior written consent of the General Partner, which consent may be given or withheld by the General Partner in its sole discretion.

               (b) Upon the bankruptcy, assignment for the benefit of creditors, dissolution, death, disability or legal incapacity of any Partner, the executor, administrator, trustee, guardian, conservator or other legal representative may exercise all of the Partner's rights for settling his estate or administering his property, including the power pursuant to Section 6.06 hereof of an Assignee to become a Substitute Limited Partner.

               (c) Notwithstanding the provisions of Section 6.05(a) hereof, and subject to Section 6.05(d) hereof, a Limited Partner may transfer, with or without the consent of the General Partner, all or a portion of such Limited Partner's Limited Partnership Interest to (i) a person that controls, is controlled by or is under common control with such Limited Partner, (ii) a Person who is a member of such Limited Partner's Immediate Family, (iii) a Person who is an equity holder of such Limited Partner,
(iv) any other Limited Partner, (v) any Person all of the beneficial owners of which are Persons described in clauses (i), (ii) (iii) or (iv) hereof, or (vi) any charitable organization qualified under Section 501(c)(3) of the Code in a donative transfer that does not involve the receipt of any consideration; unless, in each case, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act of 1933 or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Limited Partnership Interests.

                             -32-
               (d) No transfer by a Limited Partner of its Limited Partnership Interests may be made to any Person if (i) in the opinion of legal counsel to the Partnership, it would result in the Partnership being treated as an association, taxable as a corporation, or (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

               (e) No transfer of all or any portion of a Limited Partner's Partnership Interests, though otherwise permitted by this Section 6.05, shall be valid and effective, and the Partnership shall not recognize the same for the purpose of Distributions or for the allocation of Income or Loss until an Assignment of Limited Partnership Interest is delivered to the General Partner. Upon the delivery of an Assignment of Limited Partnership Interest and the consent of the General Partner to that assignment, if required hereunder, the assignee identified therein shall become an Assignee with respect to the Partnership Interests assigned thereby.

               (f) Unless admitted to the Partnership as a Limited Partner in accordance with Section 6.06 hereof, an Assignee shall not be entitled to any of the rights, powers, or privileges of his predecessor in interest, except that such transferee shall be entitled to receive the Distributions and have allocated to him Income or Loss attributable to the Partnership Interests assigned.

               Section 6.06 Substitute Limited Partners. No Limited Partner shall have the right to substitute an Assignee as a Limited Partner in his place. The General Partner shall, however, have the right to consent to the admission of an Assignee as a Substitute Limited Partner, which consent may be given or withheld by the General Partner in its sole discretion. An Assignee may be admitted to the Partnership as a Limited Partner upon furnishing to the General Partner all of the following:

               (a) evidence, in form satisfactory to the General Partner, of acceptance of all the terms of this Partnership Agreement including, if the assigning Limited Partner has a deficit restoration obligation as set forth on Schedule B, an assumption of that obligation;

               (b) if it be a corporation or similar organization, a certified copy of a resolution of its Board of Directors or comparable body authorizing it to become a Limited Partner under the terms of this Partnership Agreement and, if requested by the General Partner, a written legal opinion regarding formation, good standing and authority to purchase Partnership Interests;

               (c) a Power of Attorney substantially identical to that contained in Section 9.11;

               (d) such other documents or instruments as may be required, in the sole discretion of the General Partner, to effect the Assignee's admission as a Limited Partner; and

                               -33-
               (e) payment of such reasonable expenses as may be incurred in connection with such admission as a Limited Partner.

An Assignee shall be deemed admitted to the Partnership pursuant to this
Section 6.06 upon the execution by the General Partner of an amendment to this Partnership Agreement amending Schedule A to reflect the name, address, number of Units and Percentage Interest of such Substitute Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substitute Limited Partner.

               Section 6.07  Meetings of Partners and Consent.

               (a) Whenever the vote or consent of Limited Partners is permitted or required under this Agreement, the General Partner shall obtain such vote or consent at a meeting of Partners or in the manner provided in subparagraph (e) of this Section 6.07. Except as otherwise expressly provided in this Agreement, or required by the Act, (i) the consent of holders of a majority of the Units held by Limited Partners entitled to vote or consent with respect to a proposed action shall constitute consent; and (ii) if the General Partner is also a Limited Partner, directly or indirectly through the QRS, neither the General Partner nor the QRS shall be entitled to vote or consent to an action as a Limited Partner and its Limited Partnership Interest shall be disregarded in determining whether the requisite consent has been obtained. The voting rights of holders of Partnership Interests other than Units shall be set forth in the amendment to this Agreement described in Section 3.03.

               (b) Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by a Majority of Limited Partners. Written notice of any such meeting shall be given to the Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting and shall state the Record Date, which date shall be a date determined by the General Partner which is no earlier than the date of such notice, and the nature of the business to be transacted at such meeting. Partners may vote in person or by proxy at such meeting. A Partner may waive the notice required by this Section 6.07(b) in writing before, during or after any meeting, and any Partner who attends a meeting without contesting the meeting for a failure to give notice shall be deemed to have waived the notice requirement.

               (c) Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited
Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the General Partner's receipt of written notice of such revocation from the Limited Partner executing such proxy.

               (d) The General Partner or such other Person as the General Partner may appoint shall preside at each meeting of Partners, and each meeting shall be conducted pursuant to such rules for the conduct of the meeting as the Person presiding at the meeting deems appropriate.

               (e) Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by holders of a majority of the Units held by Partners entitled to vote or consent to such action, (or such other percentage as is expressly required by this Agreement). Such written consent may be in one instrument or in several instruments and shall have the same force and effect as a vote taken at a meeting of the Partners held in accordance with subparagraph (b) hereof on the effective date set forth in such written consent. Such written consent shall be delivered to the General Partner and maintained by the General Partner with the records of the Partnership.

               Section 6.08  Purchase Right.

               (a) Subject to Section 6.08(c) hereof, at any time on or before 30 days preceding any dissolution of the Partnership under subparagraph (i) or (ii) of Section 7.01(a) hereof, each Limited Partner (other than the General Partner or the QRS, if the General Partner or the QRS is also a Limited Partner) shall have the right (the "Purchase Right") to require the Partnership to purchase on the Specified Purchase Date all or a portion of the Units held by such Limited Partner at a price equal to and in the form of the Cash Amount to be paid by the Partnership. The Purchase Right shall be exercised pursuant to a Notice of Sale delivered to the General Partner by the Limited Partner who is exercising the Purchase Right (the "Selling Partner"). A Limited Partner may not exercise the Purchase Right for fewer than One Thousand (1,000) Units or, if such Limited Partner holds fewer than One Thousand (1,000) Units, all of the Units held by such Partner.
The Selling Partner shall have no right, with respect to any Units so purchased, to receive any Distributions with a Record Date after the Specified Purchase Date. The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 6.08, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Limited Partner's Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Limited Partner, the Cash Amount shall be paid by the Partnership directly to such Assignee and not to such Limited
Partner.

               (b) Notwithstanding the provisions of Section 6.08(a) hereof, the General Partner may, in its sole discretion, on written notice given to the Selling Partner on or before the second day prior to the Specified Purchase Date, elect to purchase the Units subject to the Purchase Right by delivering HP Shares Amount. In that event, on the Specified Purchase
Date, the General Partner shall issue and deliver to the Selling Partners
HP Shares in an amount equal to the HP Shares Amount, whereupon the General Partner shall, directly or indirectly through the QRS, acquire the Units offered for sale by the Selling Partner and shall be treated for all purposes of this Agreement as the owner of such Units. If the

General
Partner gives notice of its intent to deliver the HP Shares Amount, the Limited Partner may revoke his Notice of Sale in a written notice to the General Partner on or prior to the Specified Purchase Date and accompanied by any certificate for the HP Shares that has been delivered to the Selling Partner by the General Partner. Each Selling Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of HP Shares Amount upon exercise of the Purchase Right.

               (c)  Notwithstanding the provisions of Section 6.08(a) and
Section 6.08(b) hereof, a Partner shall not be entitled to exercise the Purchase Right pursuant to Section 6.08(a) if (i) the delivery of HP Shares Amount to such Partner on the Specified Purchase Date by the General Partner pursuant to Section 6.08(b) would cause the General Partner to be taxed as a corporation rather than as a real estate investment trust for federal income tax purposes, or (ii) the exercise of the Purchase Right would cause the sum of the Units that have been sold, assigned, transferred, redeemed or otherwise disposed of (other than transfers at death, transfers between certain family members, and other transfers described in Section II.B of IRS Notice 88-75) in the Fiscal Year to exceed ten (10) percent of all Units outstanding. This Section 6.08(c)(ii) is intended to satisfy the safe harbor in Section II.E.1 of IRS Notice 88-75 under which transfers of partnership interests pursuant to a redemption or repurchase agreement will be disregarded for purposes of determining whether interests in the partnership will be treated as readily tradeable on a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code.

               Section 6.09 Withdrawal. No Limited Partner shall have the right to withdraw from the Partnership other than as a result of a permitted transfer of all or a portion of such Limited Partner's Limited Partnership Interest in accordance with Section 6.05 hereof or pursuant to the redemption of all or a portion of such Limited Partner's Limited Partnership Interest in accordance with Section 6.08 hereof. If a Limited Partner withdraws or attempts to withdraw from the Partnership in violation of this Section 6.09, such Limited Partner shall only have the rights of an Assignee with respect to the Limited Partnership Interest held by such Limited Partner at the time of withdrawal or attempted withdrawal and, notwithstanding Section 121-604 of the Act, shall not be entitled to receive (i) any Distribution other than such Limited Partner's share of any Distribution made to all Limited Partners and Assignees pursuant to this Partnership Agreement or (ii) the fair value of his interest as would otherwise be provided by Section 121-604 of the Act.

                                  ARTICLE VII
                                  DISSOLUTION

               Section 7.01  Dissolution.

               (a) In addition to any other causes stated herein or in the Act, the Partnership shall be dissolved upon the first to occur of any of the following events:

                   (i) the disposal of all or substantially all of the Partnership's assets, provided that if the Partnership receives a purchase money mortgage or other non-cash consideration in connection with such disposal or sale, the Partnership shall not dissolve until the non-cash consideration is converted into cash or distributed to the Partners;

                  (ii) the dissolution of the Partnership is approved by the General Partner and consented to by a Majority of Limited Partners;

                 (iii) the occurrence of an event of withdrawal with respect to the General Partner as defined in Section 121-402 of the Act (other than an event of bankruptcy) unless within 90 days after that event all remaining Partners consent in writing to the continuation of the Partnership and to the appointment, effective as of the date of such event, of a new general partner;

                  (iv) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

                   (v) a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner; or

                  (vi)   the expiration of the term of the Partnership.

               (b) Prior to obtaining the approval of the Limited Partners required by subparagraph (a)(ii) of this Section 7.01, the General Partner shall transmit to all Limited

Partners a written notice setting forth the advantages and disadvantages of dissolution, estimated liquidation values and specific recommendations concerning liquidation of the Partnership at any time the General Partner believes dissolution to be in the interest of the Partnership.

               Section 7.02  Liquidation.

               (a) Upon the dissolution of the Partnership, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the "Liquidator") shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and assets and the Partnership's assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order of priority: (1) first, to the payment and discharge of all debts, liabilities and obligations of the Partnership to creditors other than Partners and the expenses of liquidation; (2) next, to the payment and discharge of all debts, liabilities and obligations of the Partnership to the Partners; (3) next, to the establishment of such reserves as the General Partner may reasonably deem necessary for any contingent liabilities of the Partnership; and (4) the balance, if any, to the Partners in proportion to their positive Capital Account balances (determined after giving effect to all allocations of Income or Loss for all Fiscal Years of the Partnership and to all prior Distributions). The liquidation of the Partnership shall be carried out in conformity with the timing requirements of Section 1.704-1(b)(2)(b) of the Regulations.

               (b) Notwithstanding the provisions of Section 7.02(a) hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole discretion, defer for a reasonable period of time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of
Section 7.02(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

               (c) If there shall be a deficit balance in any Partner's Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Periods, including the Fiscal Period in which liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit balance, provided, however, that if such Partner has a deficit restoration obligation as shown on Schedule B, such Partner shall be obligated to contribute cash to the capital of the Partnership in an amount equal to the lessor of: (i) the amount required to increase such Partner's Capital
Account as of such date to zero, and (ii) such Partner's deficit restoration obligation as shown on Schedule B.  Any contribution required of a Partner with respect to such Partner's deficit restoration obligation shall be made on or before the later of  (y) the end of the Fiscal Year in which the liquidation occurs, or (z) the 90th day following the date of such liquidation and shall only be paid to any then creditors of the Partnership, including Partners which are Partnership creditors and shall not be distributed to other Partners then having positive balances in their
Capital Accounts.   After the death or incompetency of any Limited Partner
or the dissolution of any entity which is a Limited Partner (or the death of any of its partners) which has a deficit restoration obligation set forth on Schedule B, the legal representative of such deceased, incompetent or dissolved partner may elect to reduce or eliminate the deficit restoration guarantee of such Limited Partner by delivering to the General Partner a notice setting forth the maximum amount, if any, which the persons taking the Partnership Interest of such deceased, incompetent or dissolved Limited Partner are willing to restore (regardless of whether such Partner has at that time a negative Capital Account balance). The notice must be given by the legal representative within 270 days of the death, determination of incompetence or dissolution of such Limited Partner or the deficit restoration obligation shall be an obligation of the persons taking the Partnership Interests of such Limited Partner.

               Section 7.03 Final Statement. As soon as practicable after the dissolution of the Partnership, a final statement of its assets and liabilities shall be prepared by an independent certified public accountant and furnished to all Partners.


                                  ARTICLE VIII
                               BOOKS AND ACCOUNTS

               Section 8.01 Books. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business in which the transactions of the Partnership shall be entered fully and accurately. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

               Section 8.02  Reports.

               (a) As soon as practicable, but in no event later than one hundred five (105) days after the close of each Fiscal Year, the General Partner shall cause to be mailed to each Limited Partner an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Fiscal Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

               (b) As soon as practicable, but in no event later than one hundred five (105) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner a report containing unaudited financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such calendar quarter and such other information as may be required by this Partnership Agreement or by applicable law or regulation, or as the General Partner determines to be appropriate.

               (c) The General Partner shall use all reasonable efforts to furnish each of the Limited Partners, within ninety (90) days of the close of each Fiscal Year, with the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

               Section 8.03 Bank Accounts. The General Partner shall, in the name of the Partnership, open and maintain accounts with one or more financial institutions in which shall be deposited all funds of the Partnership. Amounts on deposit in such Partnership accounts shall be used solely for the business of the Partnership. Withdrawals from such accounts may be made only upon the signature of any Person authorized by the General Partner to make withdrawals.


                                   ARTICLE IX
                                    GENERAL

               Section 9.01 Notices. Unless otherwise specified in a writing sent to the Partnership, the address of each Partner for all purposes shall be as set forth in Schedule A hereto, as amended. Any notices and demands required to be given hereunder other than any Notice of Sale pursuant to
Section 6.08 shall be in writing and delivered in person or sent by first class, certified or registered mail or overnight delivery service, postage or delivery charges prepaid, to such address or addresses and shall be deemed given when so delivered or sent.

               Any Notice of Sale given by a Limited Partner shall be sent in triplicate by recognized overnight delivery service and shall be deemed given on the business day following the date it was sent addressed as follows:

                    Notice of Sale
                    Home Properties of New York, Inc.
                    850 Clinton Square
                    Rochester, NY 14604

                    With a copy to:

                    General Counsel
                    Home Properties of New York, Inc.
                    850 Clinton Square
                    Rochester, NY 14604

                    And a copy to:

                    Norman P. Leenhouts, Chairman
                    Home Properties of New York, Inc.
                    850 Clinton Square
                    Rochester, NY 14604

               Section 9.02 Captions. The Article and Section titles and captions contained in this Partnership Agreement are for convenience only and shall not be deemed part of the context of this Partnership Agreement.

               Section 9.03 Pronouns and Plurals. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

               Section 9.04 Entire Agreement. This Partnership Agreement and the schedules and exhibits hereto, and the documents referred to herein contain the entire understanding among the Partners and supersede any prior understandings or written or oral agreements between or among any of them with respect to the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between or among any of the Partners relating to the subject matter of this Partnership Agreement which are not fully expressed herein.

               Section 9.05 Further Action. The Partners shall execute and deliver all documents, provide all information and take or forebear from all such action as may be necessary or appropriate to achieve the purpose of this Partnership Agreement.

               Section 9.06 Binding Effect. This Partnership Agreement shall be binding on and inure to the benefit of the Partners and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

               Section 9.07 Creditors. None of the provisions of this Partnership Agreement shall be for the benefit of, or enforceable by, any creditor of the Partnership.

               Section 9.08 Validity. In the event that any provision of this Partnership Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Partnership Agreement.

               Section 9.09 Governing Law. This Partnership Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles.

               Section 9.10  Amendment.

               (a) Amendments to this Agreement may be proposed by the General Partner or by a Majority of Limited Partners. Except as provided by
Section 9.10(b) and (c) hereof, this Partnership Agreement may be amended or modified only by the consent of the General Partner and of a Majority of Limited Partners.

               (b) Notwithstanding Section 9.10(a) hereof, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                    (i) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliated Persons for the benefit of the Limited Partners;

                    (ii) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

                    (iii) to set forth the rights, powers, duties, and
                          preferences of the holders of any additional
                          Partnership Interests issued pursuant to
                          Section 3.03 hereof;

                    (iv) to reflect a change that is of an inconsequential
                         nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

                                  -42-
                    (v) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

The General Partner will provide notice to the Limited Partners when any action under this Section 9.10(b) is taken.

               (c) Notwithstanding Section 9.10(a) hereof, this Agreement shall not be amended without the consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest, (ii) modify the limited liability of a Limited Partner, (iii) alter the rights of a Partner to receive allocations or Distributions specified in Article IV hereof (except as permitted pursuant to Sections 3.02, 3.03, 3.04 and 3.05 and
Section 9.10(b)(3) hereof), (iv) alter or modify the Purchase Right and HP Shares Amount, (v) cause the termination of the Partnership prior to the time set forth in Sections 2.05 or 7.01 hereof, or (vi) amend this
Section 9.10(c). Further, no provision of this Partnership Agreement requiring the vote or consent of Limited Partners may be amended without the consent of Limited Partners specified in such provision.

               (d) All amendments to this Partnership Agreement shall be in writing and executed by the General Partner on its own behalf and by the Limited Partners on their own behalf or pursuant to the powers of attorney granted to the General Partner pursuant to this Agreement.

               (e) Schedule A to the Partnership Agreement shall be deemed to be automatically amended to reflect the increase in the number of Units held by Home Properties, directly or indirectly through the QRS, pursuant to Section 3.04 of this Agreement on each occasion that an additional Unit or Units are issued to Home Properties, or the QRS in connection with the issuance of additional HP Shares by Home Properties pursuant to its Dividend Reinvestment, Stock Purchase, Resident Stock Purchase and Employee Stock Purchase Plan. Home Properties shall keep a schedule of the number of additional Units issued to it and the date on which such Units were issued and on each occasion that it causes the Partnership Agreement to be amended for any other reason, it will cause Schedule A thereto to be revised to reflect the current number of Units, including fractional Units, then held by Home Properties or the QRS.

               Section 9.11  Power of Attorney.

               (a) Each Limited Partner hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution as his true and lawful attorney-in-fact, with full power and authority in his name, place and stead, to:

                                -43-
                    (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of New York and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (D) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to the terms of this Agreement; and (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests issued pursuant to
                         Section 3.03 hereof; and

                    (ii) execute, swear to, acknowledge and file all ballots,
                         consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Section 9.10 hereof or as may be otherwise expressly provided for in this Agreement.

               (b) This power of attorney is hereby declared to be irrevocable and a power coupled with an interest and shall survive an assignment by any Limited Partner of all or any part of his or Partnership Interest until such time as the General Partner has taken the action necessary or appropriate to effect the substitution of the Assignee as a Limited
Partner.

               (c) This power of attorney shall, to the extent permitted by law, survive any death, disability, incompetence, merger, bankruptcy, receivership or dissolution of a Limited Partner.

               (d) Each Limited Partner shall execute such instruments as the General Partner may request in order to give evidence of, and to effectuate, the granting of this power of attorney, whether by executing a separate counterpart thereof or otherwise.


                                   ARTICLE X
                     CLASS A LIMITED PARTNERSHIP INTERESTS

               Section 10.01 Name. Pursuant to Section 3.03 of this Partnership Agreement there is hereby created and issued a new class of Partnership Interest to be known as the Class A Limited Partnership Interest (the "Class A Interest").

               Section 10.02 Capital Contribution. State Treasurer of the State of Michigan, Custodian of Michigan Public School Employees' Retirement System, State Employees' Retirement System, Michigan State Police Retirement System and Michigan Judges' Retirement System ("SMRS") shall contribute $35,000,000 (the "Original Investment") to the Partnership in consideration for the issuance to it by the Partnership of the Class A Interest. The Original Investment shall be deemed to be the Capital Contribution of the Class A Interest Holder(s).

               Section 10.03 Status of Holders. Holder(s) of all or any portion of the Class A Interest shall be Limited Partners of the Partnership and, except as otherwise provided herein, shall be entitled to all of the rights and privileges of the other Limited Partners, as well as the additional rights and privileges described below. For purposes of voting on matters that must be approved by the Limited Partners, the Class A Interest Holder(s) shall be deemed to hold the number of Units equal to $35,000,000 divided by the Conversion Price times the percentage of the Class A Interest originally issued hereby that has not been converted into HP Shares (as defined in, and subject to adjustment in accordance with, Section 10.06(b) below).

               Section 10.04  Preferred Return.

               (a) The Partnership shall pay the Class A Interest Holder(s) on a quarterly basis in accordance with Section 10.04(c), prior to payment of any Distributions to the holders of any Units, including but not limited to the General Partner, a distribution equal to the preferred return described below (the "Preferred Return"). Except as described in this Section 10.04, the Partnership shall not be obligated to pay to the Class A Interest
Holder(s) any Distributions pursuant to Section 4.05 of this Partnership Agreement.

                   (i) Commencing on the date that the Class A Interest is originally issued (the "Class A Closing Date") and continuing to the second anniversary of the Closing Date (the "9.25% Preferred Return Period"), the holders of the Class A Interest shall receive, on a quarterly basis in accordance with Section 10.04(c), a distribution equal to the greater of: (a) $809,375; or
                         (b) an amount equal to the dividends and other distributions that would have been paid on the number of HP Shares equal to $35,000,000 divided by the Conversion Price (the "9.25% Preferred Return").

                  (ii) Commencing on the date following the end of the 9.25% Preferred Return Period and, except as provided below in this subparagraph (ii), continuing to the seventh anniversary of the Closing Date (the "9.0% Preferred Return Period"), the holders of the Class A Interest shall receive, on a quarterly basis in accordance with
                         Section 10.04(c), a distribution equal to the greater of: (x) $787,500 or (y) an amount equal to the dividends and other distributions that would have been paid on the number of HP Shares equal to $35,000,000 divided by the Conversion Price (the "9.0% Preferred Return"). Notwithstanding the above, if on the seventh anniversary of the Class A Closing Date the Class A Interest Holder(s) have not been paid actual distributions of at least $809,375 on each of the prior eight (8) consecutive Preferred Return Payment Dates (defined below) or any distribution of a Preferred Return from any prior period remains unpaid, the 9.0% Preferred Return Period shall continue until the Preferred Return Payment Date which shall be the eighth
                         (8th) consecutive Preferred Return Payment Date thereafter occurring on which the Class A Interest Holder(s) have been paid actual distributions of at least $809,375 and until there remains outstanding no unpaid distribution of a Preferred Return.

               (b) After the end of the periods described in (i) and (ii) above, the holders of the Class A Interest shall continue to receive, on a quarterly basis in accordance with Section 10.04(c), a distribution equal to the dividends and other distributions that would have been paid on the number of HP Shares equal to $35,000,000 divided by the Conversion Price times the percentage of the Class A Interest originally issued hereby that has not been converted into HP Shares.

               (c) The distributions required by this Section 10.04 shall be payable to the holders of the Class A Interest on a quarterly basis on the same date that the General Partner pays a quarterly dividend or other distribution to the holders of HP Shares. If the General

Partner does not
pay a distribution to the holders of HP Shares, the distributions required by this Section 10.04 shall be payable on the fourth Tuesday of each of February, May, August and November or on the next Business Day thereafter if such day shall not be a Business Day. Each of the dates on which such a distribution shall be so payable shall be a "Preferred Return Payment Date." The first Preferred Return Payment Date shall be determined in accordance with this paragraph (c) and shall occur in the first calendar quarter following the Class A Closing Date. The first distribution payable to the holders of the Class A Interest shall be pro-rated for the number of days occurring from the Class A Closing Date to and including the last day of the calendar quarter in which the Class A Closing Date occurs. To the extent that the Class A Closing Date is not the last day of a calendar quarter, the following rules shall apply to the proration of any distribution of a Preferred Return in those calendar quarters in which the rate of payment of such distribution is adjusted pursuant to Section 10.04(a) and (b); (i) the distribution payable with respect to the quarter in which the second anniversary of the Class A Closing Date occurs shall be pro-rated such that the 9.25% Preferred Return shall be payable for the number of days occurring between the first day of that quarter to and including the second anniversary of the Class A Closing Date and the 9.0% Preferred Return shall be payable for the number of days occurring from the day after the second anniversary of the Class A Closing Date to and including the last day of quarter in which the second anniversary of the Class A Closing Date occurs; and (ii) the distribution payable with respect to the quarter in which the 9.0% Preferred Return Period terminates shall be pro-rated such that the 9.0% Preferred Return shall be payable for the number of days occurring from the first day of that quarter to and including the day on which the 9.0% Preferred Return Period terminates and the distribution described in paragraph (b) of this Section 10.04 shall be payable for the number of days occurring from the day after the day on which the 9.0% Preferred Return Period terminates to and including the last day of the quarter in which the 9.0% Preferred Return Period terminates.

               (d) To the extent that the Class A Interest Holder(s) convert any portion of the Class A Interest held by them to HP Shares as permitted by Section 10.06 below, the distributions described in subparagraphs (i) and (ii) of paragraph (a) above shall terminate with respect to the portion of the Class A Interest so converted.

               (e)  To the extent that a distribution required by this Section
10.04 is not paid on any Preferred Return Payment Date, the amount not paid shall accrue interest at the rate of 9.25% per annum during the 9.25% Preferred Return Period and at the rate of 9.0% per annum during the 9.0% Preferred Return Period, compounded quarterly on each Preferred Return
Payment Date that it remains unpaid (the "Accrued Return"). Thereafter, any distributions paid by the Partnership shall first be applied to pay any Accrued Return previously due, but not paid. While any distribution owing to the holders of the Class A Interest remains unpaid, no distributions shall be paid to the holders of any Units, including but no limited to the General Partner.

               Section 10.05 Transfer Rights. The Class A Interest may be transferred at any time providing that: (a) no transfer of all or a portion of the Class A Interest may be made to a person if, in the written opinion of legal counsel to the Partnership, it would result in the Partnership being treated as an association taxable as a corporation; (b) such transfer is effectuated through an "established securities market" or a "secondary market" (or substantial equivalent thereof) within the meaning of Section 7704 of the Code; and (c) no transfer of all or a portion of the Class A Interest shall be valid and effective and the Partnership shall not recognize the same for the payment of the Preferred Return, allocation of Income or Loss or Approval Rights (as hereafter defined) until an Assignment of Class A Interest is delivered to the General Partner. The Assignment of Class A Interest shall be in substantially the form attached to this Partnership Agreement as Exhibit B. With respect to the transfer of all or any portion of the Class A Interest, the provisions of this
Section 10.05 shall apply in substitution for the provisions of Sections
6.05 and 6.06 of the Partnership Agreement. Upon receipt of a duly executed Assignment of Class A Interest, and the furnishing of the additional documents described in Section 3.05 of the Partnership Agreement, the General Partner shall execute an amendment to this Partnership Agreement adding the name or names of such Persons to Schedule A and the assignee shall be admitted to the Partnership as an Additional Limited Partner.

               Section 10.06  Conversion Rights.

               (a) Any Class A Interest Holder shall have the right to convert all or any portion of its Class A Interest into HP Shares (the "Conversion Right"). In the event that any Class A interest Holder wishes to exercise its Conversion Right, it shall so notify the General Partner in writing (the"Conversion Notice"), specifying the percentage of the Class A Interest that it wishes to convert. Within ten (10) days after the receipt of a Conversion Notice (the "Conversion Date"), the General Partner will issue and deliver to the holder, on the holder's written order, a certificate or certificates representing the number of full HP Shares issuable upon the conversion of the specified portion of the Class A Interest. Any fractional HP Shares arising upon a conversion will be settled as provided in paragraph (e) of this Section 10.06. Each conversion will be deemed to have been effected on the Conversion Date and the person in whose name a certificate for HP Shares is to be issued upon a conversion will be deemed to have become the holder of record of the HP Shares represented by that certificate at such effective time. All HP Shares delivered upon conversion of all or any portion of the Class A Interest will, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights. The portion of the Class A Interest so converted will no longer be deemed to be outstanding and all rights of the holder with respect to that portion so converted will immediately terminate, except the right to receive the HP
Shares and any Accrued Return.

               (b) Upon conversion, the holder of the Class A Interest so converted will receive that number of HP Shares as shall equal the percentage of the Class A Interest originally issued hereby represented by such Class A Interest so converted times $35,000,000 divided by the conversion price, which will initially be $21.00 and will be adjusted as follows from time to time if any of the events described below occurs (the "Conversion Price"):

                               -48-
                   (i) If the General Partner: (x) pays a dividend or makes a distribution on HP Shares in HP Shares; (y) subdivides the outstanding HP Shares into a greater number of HP Shares; or (z) combines the outstanding HP Shares into a smaller number of HP Shares, the Conversion Price in effect immediately prior to that event will be adjusted so that the holder of all or a portion of the Class A Interest to be converted after that event will receive the number of HP Shares which such holder would have received as a result of the event if the portion of the Class A Interest to be converted had been converted immediately before the happening of such event (or, if there is more than one such event, if the portion of the Class A Interest to be converted had been converted immediately before the first of those events and the holder had retained all the HP Shares or other securities or assets received after the conversion).
                         An adjustment made pursuant to this Section 10.6(b)(i) will become effective immediately after the record date in the case of a dividend or distribution, and will become effective immediately after the effective date in the case of a subdivision or combination. If such dividend or distribution is declared but is not paid or made, the Conversion Price then in effect will be appropriately readjusted. However, a readjustment of the Conversion Price will not affect any conversion which takes place before the readjustment.

                  (ii) If the General Partner issues rights or warrants to the holders of the HP Shares as a class entitling them to subscribe for or purchase HP Shares at a price per share less than the Conversion Price in effect on the record date for the determination of shareholders entitled to receive the rights or warrants, the Conversion Price in effect immediately before the issuance of the rights or warrants will be reduced in accordance with the equation set forth on Exhibit C hereto, which is hereby incorporated by reference herein. The adjustment provided for this Section 10.6(b)(ii) will be made successively whenever any rights or warrants are issued, and will become effective immediately after each record date. In determining whether any rights or warrants entitle the holders of HP Shares to subscribe for or purchase HP Shares at less than the Conversion Price, and in determining the aggregate sale price of the HP Shares issuable on the exercise of rights or warrants, there will be taken into account any consideration received by the General Partner for the rights or warrants, with the value of that consideration, if other than cash, to be determined by the Board of Directors of the General
                         Partner (whose determination, if made in good faith, will be conclusive). If any rights or warrants which lead to an adjustment of the Conversion Price expire or terminate without having been exercised, the Conversion Price than if effect will be appropriately readjusted. However, a readjustment of the Conversion Price will not affect any conversions which take place before the readjustment.

                 (iii) If the General Partner distributes to the holders of the HP Shares as a class any shares of stock of the General Partner (other than HP Shares) or evidences of indebtedness or assets (other than cash dividends or distributions) or rights or warrants (other than those referred to in Section 10.6(b)(ii)) to subscribe for or purchase any of its securities, then, in each such case, the Conversion Price will be reduced so that it will equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for the distribution by a fraction of which the numerator is the Market Value of the HP Shares on the record date for the distribution less the then fair market value (as determined by the Board of Directors, whose determination, if made in good faith, will be conclusive) of the stock, evidences of indebtedness, assets, rights or warrants which are distributed with respect to one HP Share, and of which the denominator is the Market Value of the HP Shares on that record date. Each adjustment will become effective immediately after the record date for the determination of the shareholders entitled to receive the distribution. If any distribution is declared but not made, or if any rights or warrants expire or terminate without having been exercised, effective immediately after the decision is made not to make the distribution or the rights or warrants expire or terminate, the Conversion Price then in effect will be appropriately readjusted. However, a readjustment will not affect any conversions which take place before the readjustment.

                  (iv) If the General Partner issues or sells (or the Partnership issues or sells) any equity or debt securities which are convertible, directly or indirectly, into or exchangeable for HP Shares ("Convertible Securities") or any rights, options (other than the issuance or exercise after the date hereof of stock options covering no more than 699,778 HP Shares, the exercise price of which will be no less than the Market Value of the HP Shares on the date of grant as determined in good faith by the Board of Directors, which number of HP Shares shall be subject to appropriate adjustment to the extent that the
                         Corporation: (x) pays a dividend or makes a distribution on the HP Shares; (y) subdivides the outstanding HP Shares into a greater number of shares; or (z) combines the outstanding HP Shares into a smaller number of shares, issued to employees or directors of the General Partner and its subsidiaries under the General Partner's existing employee stock incentive plans) or warrants to purchase HP Shares at a conversion, exchange or exercise price per share which is less than the Conversion Price, unless the provisions of Section 10.6(b)(ii) or (iii) are applicable, the General Partner will be deemed to have issued or sold, on the later of the date on which the Convertible Securities, rights, options or warrants are issued or the date on which they first may be converted, exchanged or exercised, the maximum number of HP Shares into or for which the Convertible Securities may then be converted or exchanged or which are then issuable upon the exercise of the rights, options or warrants immediately prior to the close of business on the later of the date on which the Convertible Securities, rights, options or warrants are issued or the date on which they may first be converted, exchanged or exercised, and the Conversion Price shall be adjusted downward as if it were an event covered by Section 10.6(b)(v). However, no further adjustment of the Conversion Price will be made as a result of the actual issuance of HP Shares upon conversion, exchange or exercise of the Convertible Securities, rights, options or warrants. If any Convertible Securities, rights, options or warrants to which this Section applies are redeemed, retired or otherwise extinguished or expire without any HP Shares having been issued upon conversion, exchange or exercise thereof, effective immediately after the Convertible Securities, rights, options or warrants expire, the Conversion Price then in effect will be readjusted to what it would have been if those Convertible Securities, rights options or warrants had not been issued. However, a readjustment will not affect any conversion which takes place before the readjustment. For the purposes of this Section 10.6(b)(iv), (x) the price of HP Shares issued or sold upon conversion or exchange of Convertible Securities or upon exercise of rights, options or warrants will be: (A) the consideration paid to the General Partner for the Convertible Securities, rights, options or warrants, plus: (B) the consideration contemplated to be paid to the General Partner upon conversion, exchange or exercise of the Convertible Securities, rights, options or warrants, with the value of the consideration, if other than cash, to be determined by the Board of Directors of the General Partner (whose determination, if made in good faith, will be conclusive) and (y) any change in the conversion or exchange price of Convertible Securities or the exercise price of rights, options or warrants will be treated as an extinguishment, when the change becomes effective, of the Convertible Securities, rights, options or warrants which had the old conversion, exchange or exercise price and an immediate issuance of new Convertible Securities, rights, options or warrants with the new conversion, exchange or exercise price.

                   (v) If the General Partner issues or sells any HP Shares (other than on conversion or exchange of Convertible Securities or exercise of rights, options or warrants to which Section 10.6(b)(ii), (iii) or (iv) applies) for a consideration per share less than the Conversion Price on the date of the issuance or sale (or on exercise of options or warrants, for less than the Conversion Price on the day the options or warrants are issued), upon consummation of the issuance or sale, the Conversion Price in effect immediately prior to the issuance or sale will be reduced in accordance with the equation set forth on Exhibit C hereto, which is hereby incorporated by reference herein.

                  (vi) If there is a reclassification or change of outstanding HP Shares (other than a change in par value, or as a result of a subdivision or combination), or a merger or consolidation of the General Partner with any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding HP Shares, or a sale or transfer of all or substantially all of the assets of the Corporation, upon any subsequent conversion of any portion of the Class A Interest, each holder of the Class A Interest so converted will be entitled to receive the kind and amount of securities, cash and other property which the holder would have received if the holder had converted the Class A Interest into HP Shares immediately before the first of any of the foregoing events and had retained all the securities, cash and other assets received as a result of such events. In the event that a transaction may be viewed as causing this
                         Section 10.6(b)(vi) to be applicable and
                         Section 10.6(b)(iii) is also applicable, then Section 10.6(b)(iii) will be applied and this Section 10.6(b)(vi) will not be applied.

                 (vii) Notwithstanding anything to the contrary above, no adjustment in the Conversion Price will be required in the following situations: (x) the General Partner issues (or the Partnership issues) any HP Shares or Partnership Interests or any equity or debt securities which are convertible, directly or indirectly, into or exchangeable for HP Shares at a price or exchange or exercise price per share which is less than the Conversion Price as consideration for all or a portion of the purchase price in connection with the acquisition of property or real estate operating businesses; (y) the General Partner issues or sells (or the Partnership issues or sells) to the Class A Interest Holders any HP Shares or Partnership Interests or any equity or debt securities which are convertible, directly or indirectly, into or exchangeable for HP Shares at a price or exchange or exercise price per share which is less than the Conversion Price; and (z) the General Partner issues HP Shares at less than the Conversion Price pursuant to the dividend reinvestment portion of the General Partner's Dividend Reinvestment, Stock Purchase, Resident Stock Purchase and Employee Stock Purchase Plan.

                (viii) No adjustment in the Conversion Price will be required unless the adjustment would require a change of at least 1% in the Conversion Price; provided, however, that any adjustments which are not made because of this
                         Section 10.6(b)(viii) will be carried forward and taken into account in any subsequent adjustments. All calculations under this Section 10.06 will be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

                  (ix) Whenever the Conversion Price is adjusted, the Corporation will promptly send each Class A Interest Holder a notice of the adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which the adjustment becomes effective and containing a brief description of the events which caused the adjustment.

               (c) If any one of the events in Section 10.6(b)(i) through 10.6(b)(v) occurs, then the General Partner will mail to each of the Class A Interest Holders of record, no later than 15 Business Days after the applicable date specified below, a notice stating, as applicable, one of the following: (i) the date on which a record was taken for the purpose of the dividend, distribution or grant of rights or warrants, or, if no record was taken, the date as of which the holders of HP Shares of record who were entitled to the dividend, distribution or rights or warrants was determined; (ii) the date on which the Convertible Securities were issued or the date on which the change in the conversion, exchange or exercise price of the Convertible Securities, rights, options or warrants was effective; (iii) the date on which the General Partner sold HP Shares for less than the Conversion Price on the date of the sale; or (vi) the date on which the reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up became effective, and the date on which holders of record of HP Shares were entitled to exchange their HP Shares for securities or other property deliverable upon the reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice or any defect in the notice will not affect the legality or validity of the reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up.

               (d) (i) The General Partner will at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued HP Shares, for the purpose of effecting conversion of the Class A Interest, the maximum number of HP Shares which the General Partner would be required to deliver upon the conversion of all the outstanding Class A Interest. For the purpose of this Section 10.6(d)(i), the number of HP Shares which the General Partner would be required to deliver upon the conversion of all the outstanding Class A Interests will be computed as if at the time of the computation all the outstanding Class A Interests were held by a single holder.

                  (ii) Before taking any such action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the HP Shares deliverable upon conversion of the Class A Interest, the General Partner will take all corporate action which may, in the written opinion of its counsel, be necessary in order that the General Partner may validly and legally issue fully paid and non-assessable HP Shares at the adjusted Conversion Price.

               (e) No fractional HP Shares will be issued upon conversion of the Class A Interest. Any fractional interest in an HP Share resulting from conversion of the Class A Interest will be paid in cash (computed to the nearest cent) based on the Market Value of the HP Shares on the trading day next preceding the Conversion Date.

               (f) As of the Closing Date, the HP Shares to be issued upon conversion of all or any portion of the Class A Interest will be approved for listing on the New York Stock Exchange subject to official notice of issuance. After the Closing Date, the General Partner will continue the listing of the HP Shares required to be delivered upon conversion of all or any portion of the Class A Interest on the New York Stock Exchange or on each national securities exchange, if any, upon which the outstanding HP Shares are listed at the time of delivery.

               (g) With respect to Conversion Dates occurring on or after the fifth anniversary of the Issuance Date, the Class A Interest Holder of the portion of the Class A Interest so converted shall receive, in addition to the HP Shares to be issued pursuant to

Section 10.6(b), that additional
number of HP Shares, if any, as shall be necessary in order that such holder will receive, on the next date on which dividends are paid by the General Partner with respect to HP Shares, dividends equal to $7,875 for each 1% of the Class A Interest converted, assuming that the dividend paid per HP Share did not change from that applicable on the dividend payment date immediately preceding the Conversion Date.

               Section 10.07  Voting Rights.

               (a) As used in this Section 10.07 and elsewhere in this Partnership Agreement, the following terms shall have the indicated meanings:

                   (i) Affiliate of SMRS. Any Person that controls, is controlled by or is under common control with SMRS, as evidenced by contract or agreement.

                  (ii) Approval Rights. The Right Holders' right to approve certain matters as described in Section 10.07 of this Partnership Agreement and pursuant to Section 6 of the Partnership Interest Agreement.

                 (iii) Change of Control. The occurrence of any of the following events: (i) the General Partner takes or fails to take any action such that it ceases to be required to file reports under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor to that Section;
                         (ii) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) is permitted by the General Partner or the Subsidiaries, or their respective Boards of Directors, to become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of either (a) 30% of more of the outstanding HP Shares, or (b) 30% or more (by right to vote or grant or withhold any approval) of the outstanding securities of any other class or classes which individually or together have the power to elect a majority of the members of such Board of Directors;
                         (iii) either of the Boards of Directors of the General Partner or the Subsidiaries determine to recommend the acceptance of any proposal set forth in a tender offer statement or proxy statement filed by any person with the Securities and Exchange Commission which indicates the intention on the part of that person acquiring, control of the General Partner or the Subsidiaries;
                         (iv) the General Partner ceases to be the sole general partner of the Partnership or grants or sells to any third party the power to control or direct the actions of the Partnership as if such third party were a general partner of the Partnership; or (v) the Partnership is a party to any entity conversion or any merger or consolidation in which the Partnership is not the surviving entity in such merger or consolidation.

                  (iv) Equity Capitalization. The aggregate of the Value of the Interest, the Value of the Units not owned by the General Partner and the Market Value of all outstanding HP Shares at the time the determination is made.

                   (v) HP Conversion Shares. The HP Shares received on conversion of all or any portion of the Class A Interest that have not previously been sold or otherwise transferred on a Public Basis.

                  (vi) Investor Group Representative. The Person appointed by the Rights Holders to act as their representative as described in paragraph (c) of this Section 10.07.

                 (vii) Market/Offer Price. The product of: (i) the greater of (a) the highest price (or value of other consideration) per HP Share agreed upon during such 12-month period pursuant to any Business Combination Transaction, which was made during such 12-month period and was not terminated or withdrawn prior to the end of such period; and (b) the average closing price per HP Share as shown on the composite tape of the New York Stock Exchange over such 12-month period; and (ii) the number of such HP Shares.

                (viii) Market Value. As defined in Section 1.41 of this Partnership Agreement, provided that the Rights Holders, by accepting the issuance or assignment to them of all or a portion of the Class A Interest or the HP Conversion Shares, covenant and agree that, during the ten (10) consecutive trading days immediately preceding the date on which the Market Value is to be determined, they will not purchase or sell any HP Shares, cause the purchase and sale of any HP Shares or take any other actions that are intended to or that actually affect the market price of HP Shares.

                  (ix) Partnership Interest Agreement. The Partnership Interest Purchase Agreement, dated as of December 20th, 1996 by and between the Partnership, the General Partner and SMRS.

                   (x) Public Basis. The sale of any HP Shares by means of any public stock exchange or in any Public Offering.

                  (xi) Public Offering. A public offering of HP Shares, preferred shares of the General Partner or Partnership Interests (including Units), other than a registration relating solely to the sale of securities to participants in a dividend reinvestment plan, a registration on Form S-4 relating to a business combination or similar transaction permitted to be registered on such Form S-4, a registration on Form S-8 relating solely to the sale of securities to participants in a stock or employee benefit plan, or a registration permitted under Rule 462 under the Securities Act registering additional securities of the same class as were included in an earlier registration statement for the same offering and declared effective.

                 (xii) Related Entity. The Partnership, the General Partner or any Person in which the Partnership or the General Partner has beneficial ownership, whether direct or indirect, of: (x) 50% or more of the outstanding shares of any class of stock or any class of ownership interest or (y) such lower percentage of the outstanding shares of any class of stock or any class of such other ownership interest as is sufficient to render such Person a subsidiary of the Partnership or the General Partner for purposes of generally accepted accounting principles as in effect at the time of determination of the status of such Person for purposes of this definition.

                (xiii) Rights Holders. The Class A Interest Holders and the holders of the HP Conversion Shares.

                 (xiv) Rights Termination Date. The date on which the combined Value of the Class A Interest and the Value of the HP Conversion Shares held by the Rights Holders:
                         (i) shall be less than $35,000,000; and (ii) cease to exceed 8% of the Equity Capitalization of the Partnership for a period of 30 consecutive trading days.

                  (xv) Total Capitalization. The aggregate of the Equity Capitalization plus the aggregate outstanding principal amount at the time the determination is made of all liabilities of the Partnership and the General Partner arising from the borrowing of any money or the deferral of any of the purchase price of any asset or pursuant to any capital lease.

                 (xvi) Value of the HP Conversion Shares. Market Value of the equivalent number of HP Shares.

                (xvii) Value of the Class A Interest. Market Value of the HP Shares to which the Class A Interest can be converted.

               (xviii) Value of the Units. Market Value of the HP Shares to which the outstanding Units can be converted.

               (b) Prior to the Rights Termination Date, the General Partner or the Partnership, as the case may be, shall not take any of the actions described in Section 6.4 of the Partnership Interest Agreement or any of the following actions without obtaining the prior written approval of the Rights Holders, voting as a group:

                   (i) permit the outstanding principal liabilities of Related Entities arising from the borrowing of any money (for this purpose, any indebtedness or other liability which is guaranteed, endorsed or discounted with recourse by a Related Entity shall be deemed to be a principal liability of such Related Entity) or the deferral of the purchase price of any asset or pursuant to any capital lease to exceed 50% of the Total Capitalization;

                  (ii) purchase of any assets in a single transaction or series of related transactions (including by way of merger, consolidation or other combination with any other Person or the purchase of equity interests in the entity owning such assets) if the consideration to be paid for those assets exceeds 25% of Total Capitalization;

                 (iii) sell, exchange, lease or otherwise dispose of any assets or securities in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person or the sale of equity interests in the entity owning such assets) if the assets or securities to be sold, exchanged, leased or otherwise disposed of have a value exceeding 25% of the Total Capitalization;

                  (iv) amend any provision of the Articles of Incorporation or By-laws of the General Partner or this Partnership Agreement if such amendment would adversely affect the rights of the Class A Interest Holders;

                   (v)   liquidate or dissolve any Related Entity;

                  (vi) with respect to any Related Entity, commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law;

                 (vii) terminate the election, or take any action which would cause termination other than by election, of the General Partner as a real estate investment trust under the Code;

                (viii) alter any business purpose (as may be stated in the Articles of Incorporation of the General Partner and the Subsidiaries, the Partnership Agreement or otherwise) of, or allow a Change of Control to occur with respect to, any Related Entity;

                  (ix) create or issue any security which would be pari passu or senior in right, either as to distributions or upon liquidation, to the Class A Interest or reclassify the Class A Interest or any Units if such creation, issuance or reclassification would adversely affect the rights or benefits of the holders of the Class A Interest;

                   (x) increase the size of the Board of Directors of the General Partner, except to the extent necessary to add an Investor Nominee (as defined in the Partnership Interest Agreement) pursuant to the Partnership Interest Agreement; and

                  (xi) except as otherwise provided in this Article X, require the exchange of the Class A Interest for other securities.

               (c) The General Partner shall provide the Investor Group Representative with a written request for the approval of any matter described in paragraph (b) of this Section 10.07. Such written notice shall include a reasonable description of the matter for which approval is sought and shall be made in accordance with the provisions of
Section 10.11. If the Investor Group Representative does not respond within fifteen (15) Business Days after the date of receipt of such a written request the Rights Holders shall be deemed to have approved the matter as to which their approval was sought.

               (d) With respect to their approval rights pursuant to paragraph (b) of this Section 10.07, the Rights Holders shall only be permitted to act as a group. In the event that there is more than one Rights Holder, the Rights Holder shall select one Person to act as their Investor Group Representative and shall so notify the General Partner. SMRS shall be the initial Investor Group Representative. Upon failure of the Rights Holders to select an Investor Group Representative, the largest single holder of Class A Interests shall be designated by the General Partner as the Investor Group Representative. The General Partner and the Partnership shall be entitled and obligated to rely on any and all notifications and directions given to it by the Investor Group
Representative and shall have no obligation to verify that such notifications and directions constitute the consensus of the Rights Holders. In addition, upon receipt of notice from any or all other Rights Holders that such notifications and directions do not constitute the consensus of the Rights Holders, the General Partner and the Partnership shall still be obligated to follow the directions of the Investor Group Representatives.

               (e) In addition to their rights under this Section 10.07, the Rights Holders shall have the right to appoint and nominate one or more Investor Nominees and to approve the other matters as described in
Section 6 of the Partnership Interest Agreement.

               (f) If the General Partner solicits the approval of the Rights Holders for any of the matters described in paragraph (b) of Section 6.4 of the Partnership Interest Agreement or this Section 10.07 of this Agreement and is informed by the Investor Group Representative that the Rights
Holders do not approve of the matter submitted, then the Partnership shall have the right to purchase the remaining portion of the Class A Interest from the holders thereof at a price (the "Interest Purchase Price") that is equal to 105% of the greater of: (i) the Value of the Class A Interests as of the date of purchase (the "Purchase Closing"), including any Accrued Return; and (ii) the Original Investment, including any Accrued Return, times the percentage of the Class A Interest originally issued hereby that has not been converted to HP Shares. Upon full payment of the purchase right described in this paragraph (f) of Section 10.07 (the "Purchase
Right") the holder of any HP Conversion Shares shall cease to be a Rights Holder and a Class A Interest Holder for purposes of this Partnership Agreement and the Partnership Interest Agreement. If the Partnership intends to exercise its Purchase Right, it shall so notify the Class A Interest Holders in writing within five (5) Business Days after receipt of notice that the Rights Holders have not approved any matter submitted to them for approval pursuant to Section 10.07 of this Partnership Agreement of Section 6.4 of the Partnership Interest Agreement. Payment of the
Interest Purchase Price as described above shall be made in cash within twenty (20) Business Days after receipt of that notice by the Class A
Interest Holders. In the event that the Partnership exercises its Purchase Right in connection with the refusal of the Rights Holders to approve any tender or exchange offer or merger, consolidation, share exchange, business combination, or similar transaction involving the General Partner (each, a "Business Combination"), then at the completion of the 12-month period following the Purchase Closing, the General Partner shall determine the Market/Offer Price for such HP Shares. If the Market/Offer Price is higher than the Interest Purchase Price paid at the Purchase Closing, the Partnership shall pay over to the holders of record of the Class A
Interest as of the date of the Purchase Closing, an additional amount (the "Additional Amount") equal to such difference. The payment of the Additional Amount shall be due on the earlier of: (i) ten days after the end of such 12-month period; or (ii) the closing date of any Business Combination Transaction closed during such period. In the event that the Rights Holders on two occasions do not approve a matter submitted for their approval pursuant to paragraph (b) of Section 6.4 of the Partnership
Interest Purchase Agreement or this Section 10.07 and the Partnership does not exercise its Purchase Right, then the Rights

Holders may request from
the General Partner a waiver of the Volume Limitation, as defined i n the letter agreement from SMRS to the General Partner whereby SMRS acknowledges certain restrictions on the sale of HP Shares received on conversion of all or a portion of the Class A Interest. The General Partner shall not unreasonably withhold its approval of such a waiver, provided that it shall not be unreasonable for the General Partner to withhold its approval if the sale of HP Shares beyond the Volume Limitation is reasonably anticipated to have a material negative effect on the market for, and the market price of, HP Shares.

               Section 10.08 Calculation of Percentage Interest. The Percentage Interest of the entire Class A Interest shall initially be
58.07838 as of the Class A Closing Date. That percentage is calculated based on total Partnership Interests (including Units) deemed to be outstanding, as of the Class A Closing Date, of 2,869,686. To the extent that the number of Units or other Partnership Interests changes (thus changing the denominator), or any portion of the Class A Interest is converted to HP Shares (thus changing the numerator), the Percentage Interest associated with the Class A Interest shall be proportionately adjusted.

               Section 10.09  Liquidation.  Notwithstanding the provisions of
Section 7.02 of this Partnership Agreement, upon liquidation of the Partnership, the General Partner shall, to the extent of funds available, pay to the holder(s) of the Class A Interest prior to making any distribution to any other security holder in the aggregate the amount of the original Investment times the percentage of the Class A Interest originally issued hereby that has not been converted into HP Shares as described in Section 10.06 above, plus any Accrued Return. Such payment is to be made to each such holder in proportion to its then current percentage interest in the remaining Class A Interest and such payment to be made prior to and in lieu of the payment to Partners described in sub-paragraph (4) of paragraph (a) of Section 7.02 of this Partnership
Agreement. For purposes of this Section 10.09, a consolidation or a merger of the Partnership with another entity wherein the Partnership is not the surviving entity, or a sale of all or substantially all of the Partnership's assets for cash or securities, will be considered a liquidation of the Partnership.

               Section 10.10 Redemption of the Class A Limited Partnership Interest. From and after the tenth anniversary of the Issuance Date, the Partnership shall have the right to redeem the remaining portion of the Class A Interest for a redemption price equal to 100% of the amount of Original Investment times the percentage of the Class A Interest that had not as yet been converted into HP Shares as described in Section 10.06 above (the "Redemption Price"), plus any Accrued Return. The Partnership shall give the Interest Holder(s) no less than thirty-five (35) Business Days prior written notice of its intention to exercise the redemption right described above. Within thirty (30) Business Days after receipt of the above described notice of intention from the Partnership, the Interest Holder(s) shall notify the Partnership as to whether they plan to exercise their Conversion Right with respect to the remaining portion of the Class A Interest prior to the redemption of the Class A Interest. If the holder(s) do not so exercise their Conversion Right, then upon payment of the Redemption Price, all of the rights of the holders of the Class A Interest, under this Partnership Agreement and the Partnership Interest Agreement shall terminate.

                                  -61-
               Section 10.11 Notices. All notices and other communications under this Article X shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission serviced to the appropriate address or number as set forth below. Notices to the General Partner and the Partnership shall be addressed to:

               Home Properties of New York, Inc.
               850 Clinton Square
               Rochester, New York 14604
               Attn:  Amy L. Tait
               (716) 546-4900
               Telecopier No.:  (716) 546-5433

with a copy to:

               Ann M. McCormick, Esq.
               c/o Home Properties of New York, Inc.
               850 Clinton Square
               Rochester, New York 14604
               (716) 546-4900
               Telecopier No.:  (716) 546-5433

or at such other address and to the attention of such other person as the General Partner or the Partnership may designate by written notice to SMRS. Notices to SMRS shall be addressed to:

               Express Mail:

               Mortgage and Real Estate Division
               Michigan Department of Treasury
               430 West Allegan
               Lansing, Michigan 48922
               Attn:  Administrator
               (517) 373-0702
               Telecopier No.:  (517) 373-0635

               Other Mail:

               Mortgage and Real Estate Division
               Michigan Department of Treasury
               P.O. Box 15128
               Lansing, Michigan 48901
               Attn:  Administrator
with a copy to:

               Michigan Department of Attorney General
               Finance and Development Division
               One Michigan Avenue Building
               120 North Washington Square
               Lansing, Michigan 48933
               Attn:  Assistant in Charge
               (517) 373-1130
               Telecopier No.:  (517) 335-3088

and an additional copy to:

               Rogers & Wells
               200 Park Avenue
               New York, New York 10166-0153
               Attn:  Jay Bernstein

or at such other address and to the attention of such other person as SMRS may designate by written notice to the General Partner.

               Notices to other Rights Holders, holders of the Class A Interest and the Investor Group Representative shall be by the above means and to such addresses and to the attention of such person as the Rights Holders, holders of the Class A Interest and the Investor Group Representative may designate by written notice to the General Partner.

               For purposes of this Agreement, the Investor Group Representative will only be deemed to have received any notice upon the written acknowledgment by one individual designated by the Investor Group
Representative with authority to acknowledge such receipt or upon refusal by any such designee to accept receipt of any notice. The Investor Group Representative shall at all times provide the General Partner with a written designation of at least two individuals or titles of positions that are so designated with authority to acknowledge receipt of written notice.

               In all cases where a failure by the Rights Holders, Class A Interest Holders and/or the Investor Group Representative to respond within a specified time frame shall be deemed to be their approval pursuant to this Partnership Agreement, then the written notice or request provided by the General Partner shall specifically state that a failure to respond within the indicated time frame shall be deemed to be an approval of the matter for which approval was sought.

               IN WITNESS WHEREOF, this Second Amended and Restated Agreement of Limited Partnership of Home Properties of New York, L.P. is hereby executed as of the date first above written.

                                   GENERAL PARTNER

                                   HOME PROPERTIES OF NEW YORK, INC.


                                   By: /S/ Norman P. Leenhouts
                                   _______________________________________
                                         Norman P. Leenhouts
                                   Its:  Chairman



                                   LIMITED PARTNERS LISTED ON ATTACHED SCHEDULE
                                   A:

                                   By: Home Properties of New York, Inc.,
                                   as attorney-in-fact

                                   By: /s/ Norman P. Leenhouts
                                       ________________________
                                   Title: Chairman

                                   EXHIBIT A

                                 NOTICE OF SALE


               The undersigned hereby irrevocably (i) tenders ____________________ Units in Home Properties of New York, L.P. in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of Home Properties of New York, L.P. (the "Partnership Agreement") and the Purchase Right referred to therein, (ii) surrenders such Units and all right, title and interest therein, and (iii) directs that the Cash Amount or HP Shares Amount (as determined by the General Partner) deliverable upon exercise of the Purchase Right be delivered to the address specified below, and if HP Shares Amount are to be delivered, such HP Shares Amount be registered or placed in the name(s) and at the address(es) specified below, provided, however, that if the General Partner determines to deliver HP Amount, this Notice of Sale may be revoked as provided in Section 6.08(b) of the Partnership Agreement.

Dated: ____________________

Name of Limited Partner: ___________________________



                                   --------------------------------
                                   (Signature of Limited Partner)

                                   --------------------------------
                                   (Street Address)

                                   --------------------------------
                                   (City)   (State)           (Zip)

                                   Signature Guaranteed by:





If HP Shares Amount are to be issued, issue to: _________________________

Please insert social security or identifying number: _________________

Address:    _________________________
            _________________________
            _________________________

                                   EXHIBIT B
                                       TO
                          SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                         ASSIGNMENT OF CLASS A INTEREST


               In consideration for $____________________ and other good and valuable consideration, __________________________________________________
(the "Assignor"), hereby assigns to
__________________________________________________ the ("Assignee"), all of
the Assignor's right, title and interest in and to _____% of the Class A Interest originally issued to State Treasurer of the State of Michigan, Custodian of Michigan Public School Employees' Retirement System, State
Employees' Retirement     System, Michigan State Police Retirement
System and Michigan Judges' Retirement System (the "Class A Interest") in Home Properties of New York, L.P. (the "Partnership") a limited partnership organized under the laws of the State of New York, and directs that, effective ____________________, all future distributions and allocations of taxable income or loss on account of such _____% of the Class A Interest be paid or allocated to such Assignee.

               Assignee hereby accepts the _____% of the Class A Interest subject to all terms, covenants and conditions of the Partnership's Amended and Restated Agreement of Limited Partnership as the same may have been amended from time to time.

                                        ASSIGNOR:

Dated: ____________________             _______________________________

                                        By:____________________________

                                        Title:_________________________

                                        ASSIGNEE:

                                       _______________________________

                                        By:____________________________


                                        _______________________________
                                        Assignee's Address


                                        _______________________________
                                        Assignee's Social Security or Taxpayer
                                        Identification Number

             [Appropriate Notary Block Depending on Type of Entity]

                                   EXHIBIT C
                          SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                       HOME PROPERTIES OF NEW YORK, L.P.

                      CLASS A LIMITED PARTNERSHIP INTEREST
    Adjustment Formula Pursuant to Section 10.06(b)(ii) and (v) ("Adjustment Formula")

OBJECTIVE: To keep the Class A Interest Holders' relative ownership percentage constant (as compared to a transaction consummated at the Conversion Price), upon the issuance of a "New Dilutive Security" (see definition below), the then applicable Conversion Price of the Class A Interest will be adjusted as follows:


  PRIOR                  ANTI-DILUTION                        ADJUSTED
CONVERSION                ADJUSTMENT                         CONVERSION
  PRICE                    FORMULA                             PRICE
------------   -----     -------------             -----     ----------
  PCP           X        (A+B+C)+EX                 =         ACP
                         ----------
                         (A+B+C*)+EX*

                                        . .must be solved for per calculation
                                           included in example below

DEFINITIONS:

PCP - Conversion Price of Class A Interest prior to issuance of "New Dilutive Security."
"New Dilutive Security" - A common stock or common stock equivalent issuance at a price below PCP.
ACP - Conversion Price of Class A Interest adjusted for issuance of "New Dilutive Security".
A- The number of common stock equivalent shares outstanding which includes: (i) HP Shares issued and outstanding; (ii) all Dilutive (defined below) convertible securities outstanding, excluding Units and the number of HP Shares issuable upon conversion of the Class A Interest; and (iii) all Dilutive options issued and outstanding on an as-exercised basis (excluding stock options covering
           699,778 shares of Common Stock) prior to issuance of "New Dilutive Security". For purposes of this definition, a security described under (ii) or (iii) will be considered "Dilutive" in all subsequent applications of the Adjustment Formula if it triggers the Adjustment Formula upon issuance.
B - HP Shares issuable upon conversion of all Units outstanding prior to issuance of "New Dilutive Security"
C - HP Shares issuable upon conversion of the entire Class A Interest, assuming the prior Conversion Price (or PCP).
C* - HP Shares issuable upon conversion of the entire Class A Interest, assuming the adjusted Conversion Price for the New Dilutive Security issuance (or ACP).

EX - "New Dilutive Security" equivalent common shares, assuming the prior Conversion Price (or PCP).
EX* - "New Dilutive Security" equivalent common shares, based on actual conversion of security.



EXAMPLE:

Assume a 1.5 million share common stock issuance at $19.50/share (the "New Dilutive Security") following an investment of $35 million for the Class A Interest at a $21.00 Conversion Price:



SOLUTION:

Prior to solving for C*, the following table must be created:


                         POST NEW DILUTIVE SECURITY    POST NEW DILUTIVE SECURITY
                           ISSUANCE AT $19.50/SHARE     ISSUANCE AT $21.00/SHARE
                                ADJUSTED
--------------------     --------------------------    --------------------------
    SHARE                  # OF SHARES  PERCENTAGE     # OF SHARES  PERCENTAGE
  CAPITALIZATION
--------------------     -------------  -----------    -----------  ------------
HP shares (A)              5,900,000      58.0328       5,900,000      58.6509

Partnership Units (B)      1,100,000      10.8197       1,100,000      10.9349

Class A Interest           1,666,667      16.3934       1,666,667      16.5681
Equivalent Shares (C)

New Dilutive Security      1,500,000      14.7541       1,392,857      18.8461
Shares (EX*/EX)

TOTAL                     10,166,667     100.00%       10,059,524     100.00%


C* is the number of HP Shares into which the outstanding Class A Interest must convert in order to maintain the Class A Interest Holders' ownership percentage at 16.5681 (i.e., as if the issuance were done at the Conversion Price prior to the issuance (or PCP) given the new Dilutive Security issuance at $19.50 per common share. To solve for C*, the following calculations must be made:

                              -3-

                                         # OF COMMON EQUIVALENT
                                                 SHARES

Share Capitalization, post New           10,166,667
Dilutive Security Issuance as
issued at $19.50 per share and
unadjusted

- (C)                                    (1,666,667)

= Share Capitalization less               8,500,000
Class A Interest/(100% -                  ---------
16.5681) or 100% less                      .834319
ownership percentage holders
of Class A Interest are to
maintain


= Total Share Capitalization             10,187,950
Requires for Class A Interest
to maintain ownership
percentage at 16.5681%


x Requires ownership                     16.5681%
percentage pursuant to above


=C*                                       1,687,950



GIVEN C*, ONE SOLVES FOR ACP AS FOLLOWS:
----------------------------------------


   PRICE
 CONVERSION                    ADJUSTMENT FORMULA
 PRICE OR PCP
---------------  -----   ----------------------------------------------------
 $21.00           X      (5,900,000+1,100,000+1,666,667)+($29,250,000/21)
                         --------------------------------------------------

                         (5,900,000+1,100,000+1,687,950)+($29,250,000/19.50)=


 $21.00           X                       98.7394% =

                                           $20.74 = ACP


PROOF OF CALCULATION:
--------------------


                     POST-NEW DILUTIVE SECURITY ISSUANCE AS
                       ISSUED AT $19.50 PER SHARE AND AS
                                    ADJUSTED

                       # of Shares                   %
--------------------   ----------------         ---------------

Share Capitalization     5,900,000                 57.9115
of HP Shares (A)

Partnership Units (B)    1,100,000                 10.7971

Class A Interest         1,687,950                 16.5681
Equivalent Shares
(C*/C)

New Dilutive Security    1,500,000                 14.7233
Shares (EX*/EX)

TOTAL                   10,187,950                100.00%


NOTE:        Some of the numbers included in this Exhibit C are not the actual numbers and are included for illustration purposes only.

                                     -5-
                                   SCHEDULE A

[From Home Properties]

                                   SCHEDULE B
                  LIMITED PARTNER DEFICIT RESTORATION SCHEDULE

Name of Limited Partner            Amount of Deficit Restoration Obligation
-----------------------            ----------------------------------------